UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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Century Communities, Inc.

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CENTURY
COMMUNITIES®
A HOME FOR EVERY DREAM®

20
23

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS AND PROXY STATEMENT

MAY 3, 2023

PRELIMINARY PROXY MATERIAL – SUBJECT TO COMPLETION

8390 East Crescent Parkway, Suite 650

Greenwood Village, Colorado 80111

(303) 770-8300

FROM OUR CHAIRMAN OF THE BOARD

Dear Fellow Stockholder:

2022 was another strong year for our Company. We generated home sales revenues of $4.4 billion, a Company record, and delivered 10,594 homes, the second highest level in our history, resulting in record net income of $525 million. 2022 marked the 20th anniversary of the founding of Century Communities and was also our 20th year of consecutive profitability. The Company produced a return on equity of 27% and grew stockholders’ equity by 22% to a record $2.2 billion. Our book value per share increased to $67.67 per share, also a Company record, as of December 31, 2022.

During 2022, we continued to return cash to our shareholders while maintaining a strong balance sheet. Our quarterly dividend was increased to $0.20 per diluted share in the first quarter of 2022 and further increased to $0.23 per diluted share in the first quarter of 2023. For the full year, we invested $120.6 million in repurchasing approximately 2.3 million shares of common stock at an average price of $52.32 per share, a 23% discount to ending book value, reducing our share count by approximately 7%. We ended the year with a homebuilding debt to capital ratio of 32.0%, $1.2 billion of total liquidity, including $353 million of cash, and our first senior debt maturity not due until 2027.

Together with the Board of Directors and the management team at Century Communities, I am pleased to invite you to our 2023 Annual Meeting of Stockholders, which will be held at the Hyatt Regency Denver Tech Center located at 7800 East Tufts Avenue, Denver, Colorado 80237, at 1:00 p.m. local time, on Wednesday, May 3, 2023.

In connection with the Annual Meeting, stockholders will be asked to consider and vote upon the following proposals: (1) to elect six directors to serve for the ensuing year as members of the Board of Directors of Century; (2) to approve an amendment to our Certificate of Incorporation to eliminate or limit the personal liability of officers to the extent permitted by recent amendments to Delaware law; (3) to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; (4) to approve, on an advisory basis, our executive compensation; and (5) to transact such other business as may properly come before the Annual Meeting or at any continuation, postponement, or adjournment thereof. The accompanying Notice of 2023 Annual Meeting of Stockholders and proxy statement describe these matters in more detail. We urge you to read this information carefully.

The Board of Directors recommends a vote: FOR each of the six nominees for director named in the proxy statement and FOR the approval of the other proposals being submitted to a vote of stockholders.

Voting your shares of Century common stock is easily achieved without the need to attend the Annual Meeting in person. Regardless of the number of shares of Century common stock that you own, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to vote your shares of Century common stock via the Internet, by telephone, or by promptly marking, dating, signing, and returning the proxy card. Voting over the Internet, by telephone, or by written proxy will ensure that your shares are represented at the Annual Meeting.

On behalf of the Board of Directors, we thank you for your participation, investment and continued support.

Sincerely,

Dale Francescon Chairman of the Board and Co-Chief Executive Officer March 22, 2023

You can help us make a difference by eliminating paper proxy materials. With your consent, we will provide all future proxy materials electronically. Instructions for consenting to electronic delivery can be found on your proxy card or at www.proxyvote.com. Your consent to receive stockholder materials electronically will remain in effect until canceled.

Century Communities, Inc. – 2023 Proxy Statement	2

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

The 2023 Annual Meeting of Stockholders of Century Communities, Inc., a Delaware corporation, will be held on Wednesday, May 3, 2023, at 1:00 p.m. local time at the Hyatt Regency Denver Tech Center located at 7800 East Tufts Avenue, Denver, Colorado 80237, for the following purposes:

1.	To elect six directors to serve as members of the Board of Directors of Century until the next annual meeting of stockholders and until their successors are duly elected and qualified. The director nominees named in the proxy statement for election to the Board of Directors are: Dale Francescon, Robert J. Francescon, Patricia L. Arvielo, John P. Box, Keith R. Guericke, and James M. Lippman;

2.	To approve an amendment to our Certificate of Incorporation to eliminate or limit the personal liability of officers to the extent permitted by recent amendments to Delaware law;

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023;

4.	To approve, on an advisory basis, our executive compensation; and

5.	To transact such other business as may properly come before the Annual Meeting or at any continuation, postponement, or adjournment thereof.

The proxy statement accompanying this Notice describes each of these items of business in detail. Only holders of record of our common stock at the close of business on March 9, 2023 are entitled to notice of, to attend, and to vote at the Annual Meeting or any continuation, postponement, or adjournment thereof. A list of such stockholders will be available for inspection, for any purpose germane to the Annual Meeting, at our principal executive offices during regular business hours for a period of no less than 10 days prior to the Annual Meeting.

To ensure your representation at the Annual Meeting, you are urged to vote your shares of Century common stock via the Internet, by telephone, or by promptly marking, dating, signing, and returning the proxy card. If your shares of Century common stock are held by a bank, broker, or other agent, please follow the instructions from your bank, broker, or other agent to have your shares voted.

BY ORDER OF THE BOARD OF DIRECTORS

David L. Messenger Chief Financial Officer and Secretary

Greenwood Village, Colorado

March 22, 2023

Century Communities, Inc. – 2023 Proxy Statement	3

References in this proxy statement to:

•	“Century,” “we,” “us,” “our,” or the “Company” refer to Century Communities, Inc.;

•	“Board” refer to the Board of Directors of Century;

•	“Annual Meeting” refer to our 2023 Annual Meeting of Stockholders; and

•	“2022 Annual Report” or “2022 Annual Report to Stockholders” refer to our Annual Report to Stockholders for 2022, including our Annual Report on Form 10-K for the year ended December 31, 2022, being made available together with this proxy statement.

Century Communities, Inc. – 2023 Proxy Statement	4

Information on our website and any other website referenced herein is not incorporated by reference into, and does not constitute a part of, this proxy statement.

™ and ® denote trademarks and registered trademarks of Century Communities, Inc. or our affiliates, registered as indicated in the United States. All other trademarks and trade names referred to in this proxy statement are the property of their respective owners.

We intend to make this proxy statement and our 2022 Annual Report available on the Internet and to commence mailing of the notice to all stockholders entitled to vote at the Annual Meeting beginning on or about March 22, 2023. We will mail paper copies of these materials, together with a proxy card, within three business days of a request properly made by a stockholder entitled to vote at the 2023 Annual Meeting of Stockholders.

Century Communities, Inc. – 2023 Proxy Statement	5

PROXY STATEMENT SUMMARY

This executive summary provides an overview of the information included in this proxy statement. We recommend that you review the entire proxy statement and our 2022 Annual Report to Stockholders before voting.

2023 ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME

Wednesday, May 3, 2023

1:00 p.m. (Mountain Time)

LOCATION

Hyatt Regency

Denver Tech Center

7800 East Tufts Avenue

Denver, CO 80237

RECORD DATE

Holders of record of our common stock at the close of business on March 9, 2023 are entitled to notice of, to attend, and to vote at the 2023 Annual Meeting of Stockholders or any continuation, postponement, or adjournment thereof.

VOTING ITEMS

Proposal	Board’s Vote Recommendation
Proposal No. 1: Election of directors	FOR	33
Proposal No. 2: Approval of amendment to our Certificate of Incorporation to eliminate or limit the personal liability of officers	FOR	38
Proposal No. 3: Ratification of appointment of independent registered public accounting firm	FOR	41
Proposal No. 4: Advisory vote on executive compensation	FOR	43

_____________________

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on Wednesday, May 3, 2023

This proxy statement and our 2022 Annual Report of Stockholders are available on the Internet, free of charge, at www.proxyvote.com. On this website, you will be able to access this proxy statement, our 2022 Annual Report, and any amendments or supplements to these materials that are required to be furnished to stockholders. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Century Communities, Inc. – 2023 Proxy Statement	6

PRELIMINARY PROXY MATERIAL – SUBJECT TO COMPLETION

WHO WE ARE

Century Communities, Inc. is a top 10 national U.S. homebuilder. We are engaged in the development, design, construction, marketing and sale of single-family attached and detached homes in 18 states across the United States. We market and sell homes under both the Century Communities and Century Complete brands. As of December 31, 2022, we operated in the 18 states and over 45 markets depicted below. We also offer title, insurance, and lending services in select markets.

Over the last six years, positive macro-economic conditions, along with our operating efficiencies, business strategy and geographic expansion through the acquisition of other homebuilders and organic entrances into new markets has resulted in significant increases in total revenue, net income, earnings per diluted share, and total stockholders’ equity.

Total Revenue
($MM)
+216%
$1,424
$2,147
$2,536
$3,161
$4,216
$4,506
2017
2018
2019
2020
2021
2022

Net Income
($MM)
+950%
$50
$96
$113
$206
$499
$525
2017
2018
2019
2020
2021
2022

Century Communities, Inc. – 2023 Proxy Statement	7

2022 BUSINESS HIGHLIGHTS

Highlights of our achievements for 2022, include:

FINANCIAL

$4.5 billion	Total Revenues Achieved a record $4.5 billion in total revenues, a 7% year-over-year, with home sales revenues seeing a 9% year-over year
$525 million	Net Income Achieved a record net income of $525 million, a 5% year-over-year, or a record $15.92 per diluted share, a 10% year-over-year
$753 million	Adjusted EBITDA* Achieved a record adjusted EBITDA of $753 million, a 3% year-over-year
$0.20 share	Quarterly Cash Dividend Increased quarterly cash dividend to $0.20 per share in March 2022 from $0.15 per share, a 33% year-over-year

OPERATIONAL

208	Selling Communities Year-end selling communities of 208 increased 3% year-over-year
10,594	Home Deliveries Achieved home deliveries of 10,594, the second highest in our history
96%	Spec Builds 96% of total home deliveries were spec builds compared to 86% of total deliveries in 2021
77%	Entry-Level Homes Approximately 77% of our home deliveries qualified for Federal Housing Administration-insured (“FHA”) mortgages compared to approximately 75% in 2021

STRATEGIC

Properly Incentivized Homes with Near-Term Completions to Turn Inventories

As the homebuilding industry started to slow in the latter half of 2022, we prioritized our sales efforts on properly incentivizing homes with near-term completions to turn inventories and generated $382 million of net operating cash flow in the fourth quarter

Reduced Controlled Lot Inventory and Land Spend Commitments

Used low-risk, land-light business strategy to reduce our land pipeline by a total of 27,000 lots and acquisition commitments by over $650 million for a minimal cost of approximately $12 million

Continued Focus on Entry Level and Move-in-Ready/Spec Home Construction

Our focus on spec homes allowed us to more easily monetize land, produce homes more efficiently and turn inventories more quickly, while allowing buyers to purchase quick-move-in homes and lock in mortgage rates

*See Annex I for a reconciliation of non-GAAP financial measures to most comparable measures under U.S. GAAP.

Century Communities, Inc. – 2023 Proxy Statement	8

CORPORATE GOVERNANCE HIGHLIGHTS

Two-thirds of directors are independent	Annual say-on-pay vote
Annual election of all directors	Officer and director stock ownership requirements
Majority vote standard for uncontested director elections, with a director resignation policy	Hedging, pledging, and stock option repricing prohibitions
Emphasis on gender and racial/ethnic diversity in Board refreshment efforts	Double trigger change in control arrangements
Independent presiding director	Robust clawback policy
Board oversight of ESG policies	No poison pill
Robust Board and committee evaluations	Single class of stock

STOCKHOLDER ENGAGEMENT

We are committed to a robust and proactive stockholder engagement program. The Board of Directors values the perspectives of our stockholders, and feedback from stockholders on our business, corporate governance, executive compensation, and sustainability practices are important considerations for Board discussions throughout the year.

During 2022, our executives held approximately 175 meetings with stockholders, including all of our top 10 stockholders that are actively managed funds. Stockholder feedback is thoughtfully considered and has led to modifications in our executive compensation program, governance practices and disclosures. Some of the actions we have taken in response to feedback over the last several years are described below.

What We Heard:	What We Did:
Increase stockholder influence over director elections.	We adopted a majority vote standard for uncontested director elections, with a director resignation policy, instead of a plurality vote standard.
Increase Board gender diversity.	We added Patricia L. Arvielo to the Board of Directors in the beginning of 2021 and have committed to including female candidates in our initial list of director candidates in future searches.
Increase Board racial/ethnic diversity.	We considered racial/ethnic diversity in our 2021 search for a new director and have committed to including racially/ethnically diverse candidates in our initial list of director candidates in future searches. Patricia L. Arvielo is a first-generation Latina.
Align the interest of directors and executive officers with those of stockholders.

We adopted stock ownership and retention guidelines applicable to our directors and executives to ensure that their interests would be closely aligned with those of our stockholders. All of our directors and executives are in compliance with our stock ownership guidelines. We also adopted an anti-hedging/pledging policy.

Dale Francescon and Robert J. Francescon beneficially own 6.0% and 5.0%, respectively, of our outstanding common stock, and together beneficially own 11.0% of our outstanding common stock.

Century Communities, Inc. – 2023 Proxy Statement	9

What We Heard:	What We Did:
Emphasize long-term incentives.	Our long-term incentive (LTI) program provides for significant LTI opportunities for our executives, which for 2022 constituted 53% of our Co-Chief Executive Officer (Co-CEOs) target total direct compensation and 47% for our Chief Financial Officer (CFO), and comprised of 100% performance share unit (PSU) awards, which have a three-year performance period and then a one-year holding period on the shares issued in settlement thereof.
Emphasize performance-based compensation elements.	89% of our Co-CEO target compensation and 85% of our CFO target compensation for 2022 is performance-based compensation.
Increase disclosure on corporate governance and executive compensation.	Each year, we have increased and improved our corporate governance and executive compensation disclosures, with an eye towards transparency and readability.
Ensure the recovery of incentive compensation based on incorrect calculations that resulted in a financial restatement.	We adopted a robust clawback policy covering cash and equity incentive compensation applicable to current and former executives.

BOARD COMPOSITION AND KEY QUALIFICATIONS

The following describes the current diversity, age and tenure of our Board of Directors:

Gender Diversity
17%
Male
83%
Male
Female
Racial/Ethnic Diversity
17%
83%
Self-Identifies as Racially or Ethnically Diverse
Does Not Self-Identify as Racially or Ethnically Diverse
Age
70+
60-69
50-59
0
1
2
3
4
50-59
60-69
70+
Tenure
More than 10 Years
10 Years
Fewer than 10 Years
0
1
2
3
Tenure

Century Communities, Inc. – 2023 Proxy Statement	10

The following are some of the key qualifications, skills, and experiences of our Board of Directors:

Director	CEO/Senior Officer Experience	Financial/ Finance Experience	Industry Experience	Sales/ Marketing Experience	Corporate Governance	ESG Experience
Dale Francescon	●	●	●	●	●	●
Robert J. Francescon	●	●	●	●	●	●
Patricia L. Arvielo	●	●	●	●
John P. Box	●	●	●	●	●
Keith R. Guericke	●	●	●	●	●
James M. Lippman	●	●	●	●	●

The lack of a mark for a particular item does not mean that the director does not possess that qualification, characteristic, skill, or experience. We look to each director to be knowledgeable in these areas; however, the mark indicates that the item is a particularly prominent qualification, characteristic, skill, or experience that the director brings to the Board.

BOARD NOMINEES

Below are the directors nominated for election by stockholders at the Annual Meeting for a one-year term. The Board of Directors recommends a vote “FOR” each of these nominees.

Director	Age	Serving Since	Independent	Committees	Other Public Boards
Dale Francescon(1)	70	2013	No(2)	N/A	0
Robert J. Francescon	65	2013	No(2)	N/A	0
Patricia L. Arvielo	58	2021	Yes	Audit, Compensation, Nominating and Corporate Governance	1
John P. Box	76	2014	Yes	Audit, Compensation, Nominating and Corporate Governance	0
Keith R. Guericke(1)	74	2013	Yes	Audit, Compensation, Nominating and Corporate Governance	1
James M. Lippman	65	2013	Yes	Audit, Compensation, Nominating and Corporate Governance	0

(1)	Dale Francescon serves as Chairman of the Board of Directors. Because the Board endorses the concept of an independent, non-employee director being in a position of leadership, Keith R. Guericke serves as the presiding independent director.

(2)	Dale Francescon and Robert J. Francescon are not independent because they also serve as Century’s Co-Chief Executive Officers.

Century Communities, Inc. – 2023 Proxy Statement	11

EXECUTIVE COMPENSATION BEST PRACTICES

Our compensation practices include many best practices that support our executive compensation objectives and principles and benefit our stockholders.

What We Do	What We Don’t Do
Structure our executive officer compensation so it is competitive and a significant portion of pay is at risk	No guaranteed salary increases
Emphasize long-term performance in our equity-based incentive awards	No guaranteed bonuses
Use a mix of performance measures and caps on payouts	No excessive perquisites
Require minimum vesting periods on equity awards	No current payment of dividends on unvested awards
Require a double-trigger for equity acceleration upon a change of control	No excise or other tax gross-ups
Have robust stock ownership guidelines and retention requirements for executive officers	No short sales or derivative transactions in Century stock, including hedges
Maintain a robust clawback policy	No pledging of Century securities
Hold an annual say-on-pay vote	No repricing of stock options

2022 EXECUTIVE COMPENSATION ACTIONS

For 2022, our only named executive officers were our Co-Chief Executive Officers and Chief Financial Officer. 2022 compensation actions and incentive plan outcomes based on performance are summarized below:

Pay Element	2022 Actions
Base Salary	● Our Co-CEOs received a base salary increase of 11.1% and our CFO received a base salary increase of 15.4%.
Short-Term Incentive

●     The threshold, target and maximum short-term incentive award opportunities for 2022 were 175%, 350% and 700% of base salary, respectively, for our Co-CEOs and 125%, 250% and 500% of base salary, respectively, for our CFO.

●     Performance metrics were revenue (20%), EBITDA, as adjusted (60%), and closings (20%) for our Co-CEOs, and revenue (15%), EBITDA, as adjusted (45%), closings (15%), and individual goals (25%) for our CFO.

●      Actual performance was between target and maximum for revenue, exceeded maximum for EBITDA, as adjusted, and was between threshold and target for closings.

Long-Term Incentives

●      The target long-term incentive award opportunities for 2022 were 500% of base salary for our Co-CEOs and 313% of base salary for our CFO.

●     Our 2022 long-term incentive program consisted of 100% performance share unit awards, which may vest and be paid out in shares of our common stock dependent upon the achievement of a cumulative adjusted pre-tax income goal for the years 2022-2024. All net shares issued in settlement of these PSU awards are subject to a one-year mandatory holding period.

Century Communities, Inc. – 2023 Proxy Statement	12

Pay Element	2022 Actions
● Our 2020 PSU awards were paid out at the maximum payout level, based on our 2020-2022 cumulative adjusted pre-tax income.
Other Compensation Related Actions	● Approximately 98% of votes cast at our 2022 Annual Meeting of Stockholders were in favor of our annual say-on-pay vote.

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO ELIMINATE OR LIMIT THE PERSONAL LIABILITY OF OFFICERS

The State of Delaware, which is Century’s state of incorporation, recently amended Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) to permit a corporation to eliminate or limit the personal liability of certain officers to the corporation or its stockholders for breaches of the fiduciary duty of care as an officer in certain limited circumstances. We sometimes refer to this elimination or limitation of personal liability as “exculpation” in this proxy statement. Prior to amended DGCL Section 102(b)(7), Delaware law authorized such exculpation for directors but not for officers. As with directors, the exculpation protection does not apply to an officer’s breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Unlike director exculpation, however, the protection for officers only permits officer exculpation for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions, but does not eliminate an officer’s monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. To gain the added protection for officers, Century must amend its Certificate of Incorporation, as amended (“Certificate of Incorporation”), to add an officer exculpation provision.

The Board of Directors believes it is important to provide not only its directors but also its officers protection from certain liabilities and expenses that may discourage prospective or current officers from serving as officers of Century. Accordingly, on February 8, 2023, the Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, approved, subject to stockholder approval, a proposed amendment to our Certificate of Incorporation to eliminate or limit the personal liability of Century’s officers to the extent permitted by recent amendments to Delaware law.

The Board of Directors recommends a vote “FOR” the proposal to approve an amendment to our Certificate of Incorporation to eliminate or limit the personal liability of officers to the extent permitted by recent amendments to Delaware law.

2024 ANNUAL MEETING OF STOCKHOLDERS

We anticipate that our 2024 Annual Meeting of Stockholders will be held on Wednesday, May 8, 2024. The following are important dates in connection with our 2024 Annual Meeting of Stockholders.

Stockholder Action	Submission Deadline
Proposal Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934	No later than November 23, 2023
Nomination of a Candidate Pursuant to our Bylaws	Between January 4, 2024 and February 3, 2024
Proposal of Other Business for Consideration Pursuant to our Bylaws	Between January 4, 2024 and February 3, 2024

Century Communities, Inc. – 2023 Proxy Statement	13

OUR COMMITMENT TO ENVIRONMENTAL, SOCIAL AND GOVERNANCE PRINCIPLES

ESG Approach AND MISSION

Century’s Board and management are committed to building environmental sustainability, social responsibility and effective corporate governance throughout our business. Our ESG reporting is centered on the industry-specific reporting standards as advised by the Sustainability Accounting Standards Board (SASB). These standards were launched in November 2018 and were created based on financially material ESG factors SASB has deemed most relevant to investors. SASB reporting is also aligned with the Task Force on Climate-related Financial Disclosures (TCFD) Recommendations.

Our mission is to create thriving, enduring neighborhoods by building new homes with lasting livability. We believe our commitment to pursuing environmental, social and governance initiatives can be achieved in parallel with and in furtherance of the interests of our homeowners as well as the long-term interests of our stockholders. The integration of sustainable business practices creates lasting results that benefit all our stakeholders, including our customers, employees, stockholders, investors, and the communities in which we live and operate.

esg INITIATIVES

As a leading, top-10 national home builder, we believe we can play an important role in building a sustainable future for our employees, our homeowners, our environment and the communities in which we live and build while we operate in an ethical, environmentally and socially responsible manner. Specific to our industry, we are focused on the following opportunities related to climate change, sustainability and social responsibility:

Building sustainable homes that allow homeowners to reduce their carbon footprint by utilizing smart home technology to reduce energy consumption and conserve water;
Seeking to understand not only the carbon footprint of the homes that we build, but also their embodied carbon footprint – the climate impact associated with the materials that go into our homes;
Analyzing product-specific manufacturer embodied carbon data, developing a green building material procurement strategy, and exploring opportunities to pursue additional green building certifications;
Completing a GHG inventory to better contextualize the trend in our environmental impact over time and evaluate our efforts to date in incorporating efficient and waste reducing practices into our homebuilding operations;
Seeking opportunities to strengthen our rigorous environmental due diligence criteria through the development of a holistic biodiversity conservation and responsible land use policy;

Century Communities, Inc. – 2023 Proxy Statement	14

Offering sustainable, affordably priced homes to homebuyers;
Helping create happy, healthy communities in part by educating homebuyers, employees, business partners and other stakeholders on environmentally sustainable practices;
Giving back to the communities in which we operate; in 2021 the Company established the Century Communities Foundation to support our local teams at the corporate level with their initiatives and to make contributions at a more national level;
Complying with all relevant and applicable local, state and federal environmental laws, policies and regulations;
Maintaining work environments conducive to the health and safety of our employees, our trade partners, the public and our valued homeowners, especially in light of the COVID-19 pandemic; and
Creating a culture that fosters diversity, inclusivity, dignity and respect with equal employment opportunity hiring practices and policies with competitive compensation and benefit packages, which is reinforced by our employee trainings related to anti-harassment and anti-discrimination, annual training on the Century Code of Business Conduct and Ethics, and commitment to pay equity.

Demonstrating our emphasis on environmental impact reduction, historically over 85% of the homes we built were certified for meeting or exceeding the enhanced standards established by the Federal government pursuant to the Energy Efficient Home Tax Credit.

Specific examples of environmentally sensitive products that we incorporate into many of our homes include:

EnergyStar® appliances;
EnergyStar® Certified smart thermostats;
100% low Volatile Organic Compound (VOC) paints;
Low-E windows that reduce the demand on HVAC systems as well as energy-efficient HVAC units with whole home air purification systems;
Efficient LED lighting;
Reduced water flow plumbing systems that do not compromise performance; and
Solar power, heat pumps and fully electric communities in select markets.

esg COMMITMENTS

ENVIRONMENTAL COMMITMENTS: We are committed to operating in an environmentally responsible manner to reduce our impact on climate change, conserve natural resources and operate in compliance with environmental regulations.

SOCIAL COMMITMENTS: We are committed to being a socially responsible employer by fostering an environment of diversity and inclusion across our business, operating ethically and supporting our local communities.

GOVERNANCE COMMITMENTS: We are committed to building a culture dedicated to ethical business behavior and responsible corporate activity. This extends to our business partners’ vendor agreements which share our commitment to employee health & safety, human rights, and environmental stewardship. We believe strong corporate governance through Board and management teams that are engaged on ESG topics is the foundation to delivering on our commitments.

Century Communities, Inc. – 2023 Proxy Statement	15

esg DISCLOSURES

The Board of Directors believes environmental stewardship and social responsibility are important elements in driving long-term, organizational success. Century’s ESG initiatives and disclosures to the market include our inaugural ESG Sustainability Report and ESG & Sustainability Report Supplemental Data published in 2021, which we intend to update later this year, the ESG Policy Statement, the Human Rights Policy Statement, our Commitment to Training and Professional Development, the Labor Rights Policy, our Commitment to Diversity and Inclusion and our Vendor Code of Conduct, as well as the “Investors-ESG” section of our website located at www.centurycommunities.com. In our 2021 report, we published our first corporate greenhouse gas (GHG) emissions inventory for 2020 and, in our 2023 report, we will provide the results for both 2021 and 2019.

Century Communities, Inc. – 2023 Proxy Statement	16

CORPORATE GOVERNANCE

Governance best PRACTICES

We maintain several corporate governance best practices, which are designed to promote actions that benefit our stockholders and create a framework for our decision-making.

Annual election of all directors	All directors are elected annually for a one-year term.
Majority vote standard for uncontested director elections, with a director resignation policy	We have a majority voting standard for uncontested director elections, and directors who do not receive more votes “for” than “against” their election must offer to resign from the Board.
Two-thirds of our directors are independent	Four of the six directors on our Board are independent.
Annual Board and committee evaluations	It is our policy to conduct annual Board and committees performance self-evaluations.
Overboarding policy	We limit the number of public company boards on which our directors may serve.
No poison pill	We believe that not having a poison pill benefits our stockholders by not discouraging takeover attempts that may increase value for our stockholders.
Board oversight of ESG initiatives	While the Nominating and Corporate Governance Committee has been delegated oversight authority of our ESG initiatives, the Audit Committee is responsible for climate-related and sustainability risks.
Emphasis on gender and racial/ethnic diversity in Board refreshment efforts	The Board added a female and Latina director to the Board in the beginning of 2021.
Robust stockholder outreach program	Each year, our executives hold numerous meetings to seek stockholder input and strive to take actions that reflect the input received.
Annual say-on-pay vote	Our Board recommended, and our stockholders voted in favor of, an annual advisory stockholder vote on executive compensation.
Officer and director stock ownership requirements	We have robust stock ownership guidelines for our directors and officers that require maintenance of a specified level of ownership based on compensation.
Hedging and pledging prohibitions	We prohibit certain employees, including our NEOs, from engaging in any hedging transactions, short sales, transactions in publicly traded options, such as puts, calls and other derivatives, or short-term trading.
Require a double trigger for cash severance and accelerated vesting of equity upon a change in control	The double trigger feature incentivizes executives to accept or continue employment with Century in the event of a change in control event.
Robust clawback policy	We maintain a robust clawback policy pursuant to which we may recover cash and equity incentive compensation from current or former officers in the event of a restatement.
Single class of stock	We have a single class of stock, so our stockholders all have equal voting rights.

Century Communities, Inc. – 2023 Proxy Statement	17

CORPORATE GOVERNANCE GUIDELINES

The Board has adopted Corporate Governance Guidelines covering, among other things, the duties and responsibilities of, and independence standards applicable to, our directors and Board committee structures and responsibilities. Among the topics addressed in our Corporate Governance Guidelines are:

●         Role of directors

●         Selection of the Chairman of the Board

●         Selection of new directors

●         Director qualifications

●         Care and avoidance of conflicts

●         Confidentiality

●         Limits on other directorships or “overboarding”

●         Director independence

●         Directors who change their present job responsibility

●         Retirement and resignation policy

●         Director tenure

●         Board compensation

●         Separate sessions of independent directors

●         Board and Board committee self-evaluations

●         Strategic direction of the Company

●         Board access to management

●         Director resignation policy

●     Board materials

●     Board interaction with institutional investors, analysts, press, and customers

●     Board orientation and continuing education

●     Director attendance at annual meetings of stockholders

●     Frequency of meetings

●     Selection of agenda items for Board meetings

●     Number and names of Board committees

●     Independence of Board committees

●     Assignment and rotation of committee members

●     Evaluation of executive officers

●     Succession planning

●     Management development

●     Risk management

●     Prohibited loans

●     Communications with directors

From time to time, the Board, upon recommendation of the Nominating and Corporate Governance Committee, reviews and updates the Corporate Governance Guidelines as it deems necessary and appropriate. The Corporate Governance Guidelines are available in the “Discover Century—Investors—Corporate Governance—Governance Documents” section of the Company’s website located at www.centurycommunities.com.

Director Independence

Under the listing standards and rules of the New York Stock Exchange (NYSE), independent directors must comprise a majority of a listed company’s board of directors. Under the NYSE rules, a director will only qualify as an “independent director” if the company’s board of directors affirmatively determines that the director has no material relationship with the company, either directly or indirectly, that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

NYSE rules also require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Audit committee members must also satisfy heightened independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934 (Exchange Act), and compensation committee members must satisfy heightened independence criteria set forth in the NYSE rules.

Century Communities, Inc. – 2023 Proxy Statement	18

The Board has undertaken a review of its composition, the composition of its Board committees, and the independence of each director. Based upon information requested from and provided by each of our directors concerning his or her background, employment, and affiliations, including family relationships with us, our senior management, and our independent registered public accounting firm, the Board has determined that all but two of our directors, Dale Francescon and Robert J. Francescon, are independent directors under the standards established by the Securities and Exchange Commission (SEC) and the NYSE. In making this determination, the Board considered the current and prior relationships that each non-employee director has with Century and all other facts and circumstances the Board deemed relevant in determining their independence.

Overboarding policy

Recognizing the substantial time commitments attendant to directorship, our Corporate Governance Guidelines provide for an overboarding policy which limits the number of public company boards on which our directors may serve. The overboarding limit depends upon whether a director is an executive officer of a public company. In addition, service on other boards and/or committees must be consistent with our conflict of interest policy.

Type of Director	Overboarding Limit
Board Member who is an Executive Officer of a Public Company	2
Board Member who is not an Executive Officer of a Public Company	4

Board Leadership Structure

Our Corporate Governance Guidelines provide that the Board does not require the separation of the offices of the Chairman of the Board and the Chief Executive Officers, and that the Board is free to choose its Chairman of the Board in any way that it deems best for the Company at any given point in time. Dale Francescon serves as Chairman of the Board and Co-Chief Executive Officer. However, the Board endorses the concept of an independent director being in a position of leadership and, thus, as mentioned above, Keith R. Guericke serves as our presiding independent director.

The Board has determined that this current leadership structure is appropriate and in the best interests of the Company and its stockholders at this time for several reasons, including: (i) Both Dale Francescon’s and Robert J. Francescon’s extensive knowledge of our Company, business, and industry, obtained through nearly 20 years of service to our Company and over 30 years of experience in the homebuilding industry, which benefit Board leadership and the Board’s decision-making process through their active roles as Co-Chief Executive Officers, and in the case of Dale Francescon, Chairman of the Board; (ii) unification of Board leadership and strategic direction as implemented by our management; and (iii) appropriate balance of risks relating to concentration of authority through the oversight of our independent and engaged presiding independent director and Board.

Century Communities, Inc. – 2023 Proxy Statement	19

Executive Sessions

Our non-management independent directors meet in executive sessions without management to consider such matters as they deem appropriate, such as reviewing the performance of management. Executive sessions of our independent directors are typically held in conjunction with regularly scheduled Board and committee meetings.

Our independent directors have appointed an independent director (referred to as the “presiding director”) to preside over the executive sessions of the independent directors. Keith R. Guericke serves as our presiding director. The main duties of the presiding director are to (i) preside at regularly scheduled executive sessions or other meetings of the independent directors; (ii) serve as liaison between the Chairman of the Board and the Co-Chief Executive Officers, on the one hand, and the independent directors, on the other hand, by means of consulting with the Chairman of the Board and the Co-Chief Executive Officers as to agenda items for Board and committee meetings and advising them of the outcome of such meetings, as necessary; and (iii) coordinate with Board committee chairs in the development and recommendations of Board and Board committee meeting agendas.

Committees of the Board of Directors

We currently have three standing committees of the Board: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The Board may establish other Board committees as it deems necessary or appropriate from time to time.

Each Board committee charter authorizes the committee to retain independent advisors as it deems necessary to carry out its responsibilities. Each Board committee reviews and evaluates, at least annually, the performance of the committee, including compliance with its charter.

Below are our directors and their current committee memberships.

Director	Board	Audit	Compensation	Nominating and Corporate Governance
Dale Francescon	●
Robert J. Francescon	●
Patricia L. Arvielo	●	●	●	●
John P. Box	●	●	●	Chair
Keith R. Guericke	●	Chair	●	●
James M. Lippman	●	●	Chair	●

Century Communities, Inc. – 2023 Proxy Statement	20

Audit Committee

Key Responsibilities and Activities

●     Oversees (i) our financial reporting, auditing, and internal control activities; (ii) the integrity and audits of our financial statements; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications and independence of our independent auditors; (v) the performance of our internal audit function and independent auditors; and (vi) our overall risk exposure and management;

●     Responsible for the appointment, retention, and termination of our independent auditors, and determines the compensation of our independent auditors;

●     Reviews with the independent auditors the plans and results of the audit engagement;

●     Evaluates the qualifications, performance, and independence of our independent auditors;

●     Has sole authority to approve in advance all audit and non-audit services by our independent auditors, the scope and terms thereof, and the fees therefor;

●     Reviews the adequacy of policies that govern risk exposure involving cybersecurity, data privacy, information technology, financial, legal, business continuity, regulatory, climate and sustainability risks;

●     Reviews the adequacy of our internal accounting controls and oversees financial reporting activities;

●     Reviews our cybersecurity efforts and cyber related risks; and

●     Meets at least quarterly with our executive officers, internal audit staff, and our independent auditors in separate executive sessions.

Chair

Keith R. Guericke

Other Members

Patricia L. Arvielo

John P. Box

James M. Lippman

2022 Meetings

6

Heightened Independence

The Board has determined that each Audit Committee member satisfies the heightened independence criteria for audit committee members under the NYSE rules.

Financial Literacy and Experts

The Board has determined that all Audit Committee members are financially literate and that each of Mr. Box, Mr. Guericke and Mr. Lippman meets the definition of “audit committee financial expert.” Other members of the Audit Committee also may be considered financial experts, but the Board has not so designated them.

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Compensation Committee

Key Responsibilities and Activities

●     Assists the Board in developing and evaluating potential candidates for executive officer positions and overseeing succession plans;

●     Reviews, approves, and makes recommendations regarding compensation plans and administers all plans, including, the grant of equity-based awards to executive officers and employees;

●     Reviews and approves corporate goals and objectives with respect to compensation for executive officers and, at least annually, evaluates each executive officer’s performance in light of such goals and objectives to set his or her annual compensation, including salary, bonus, and equity and non-equity incentive compensation;

●     Reviews and approves executive employment, severance, change in control, retention, retirement, deferred compensation, perquisite, or similar compensatory agreements, plans, programs, or arrangements;

●     Provides oversight of management’s decisions regarding the performance, evaluation, and compensation of other officers;

●     Reviews incentive compensation arrangements to confirm that incentive pay does not encourage unnecessary risk-taking, and reviews and discusses, at least annually, the relationship between risk management policies and practices, business strategy, and our executive officers’ compensation;

●     Oversees and reviews our culture and policies and strategies related to human capital management, including with respect to diversity and inclusion initiatives, pay equity, talent, recruitment and development, performance management and employee engagement; and

●     Reviews and makes recommendations to the Board regarding all executive compensation related proposals and reviews the results of advisory stockholder votes on executive compensation and considers whether to recommend adjustments to our executive compensation policies and practices as a result of such votes and other stockholder input on executive compensation matters.

Compensation Consultant

The Compensation Committee has retained WealthPoint, LLC (WealthPoint) as its external compensation consultant. WealthPoint does not provide any services to the Company unrelated to executive or director compensation.

Chair

James M. Lippman

Other Members

Patricia L. Arvielo

John P. Box

Keith R. Guericke

2022 Meetings

5

Heightened Independence

The Board has determined that each Compensation Committee member satisfies the heightened independence criteria for compensation committee members under the NYSE rules. In addition, each Compensation Committee member is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

Century Communities, Inc. – 2023 Proxy Statement	22

Nominating and Corporate Governance Committee

Key Responsibilities and Activities

●     Identifies individuals qualified to become members of the Board and reviews with the Board on an annual basis the Board’s composition as a whole to ensure that it has the requisite and desired expertise, experience, qualifications, attributes and skills and that its membership consists of persons with sufficiently diverse and independent backgrounds, including female and racially/ethnically diverse candidates;

●     Develops and recommends to the Board for its approval qualifications for director candidates and periodically reviews these qualifications with the Board;

●     Makes recommendations to the Board regarding director diversity (which may include diversity of age, gender, race, ethnicity, education, skills, professional experience, knowledge, backgrounds and viewpoints), retirement age, tenure and refreshment policies;

●     Reviews the committee structure of the Board and recommends directors to serve as members or chairs of each Board committee;

●     Reviews and recommends Board committee slates annually and recommends committee members to fill vacancies;

●     Develops and recommends to the Board a set of corporate governance guidelines and, at least annually, reviews such guidelines and recommends changes to the Board for approval as necessary;

●     Considers and oversees corporate governance issues as they arise from time to time and develops appropriate recommendations for the Board;

●     Reviews and monitors evolving corporate governance best practices and trends for consideration and incorporation into our governing documents, policies, and procedures;

●     Reviews and recommends to the Board any responses to proposals submitted by stockholders;

●     Reviews and approves our policies and practices pertaining to ESG issues and monitors our performance against relevant ESG indices; and

●     Oversees the annual self-evaluations of the Board and each Board committee.

Chair John P. Box Other Members Patricia L. Arvielo Keith R. Guericke James M. Lippman 2022 Meetings 4

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Board and Board Committee Meetings; Attendance

The Board held 6 meetings during 2022. All directors attended at least 75% of the combined total of (i) all Board meetings and (ii) all meetings of committees of the Board of which the director was a member during 2022. We expect all of our directors to attend our annual meeting of stockholders, and we customarily schedule a regular Board meeting on the same day as our annual meeting. All directors serving at the time of our 2022 Annual Meeting of Stockholders held on May 4, 2022 attended the meeting.

Director QUALIFICATIONS and Nominations Process

The Board seeks to ensure that the Board is composed of members whose particular expertise, experience, qualifications, attributes, and skills, when taken together, will allow the Board to satisfy its oversight responsibilities effectively. New directors are approved by the Board after recommendation by the Nominating and Corporate Governance Committee. In identifying candidates for director, the Nominating and Corporate Governance Committee and the Board take into account the following:

●	the comments and recommendations of Board members regarding the qualifications and effectiveness of the existing Board, or additional qualifications that may be required when selecting new Board members;

●	the requisite expertise and sufficiently diverse backgrounds (which may include diversity of age, gender, race, ethnicity, education, skills, professional experience, knowledge, backgrounds and viewpoints) of the Board’s overall membership composition;

●	the independence of outside directors and other possible conflicts of interest of existing and potential members of the Board; and

●	any other factors they consider appropriate.

As provided in its charter, the Nominating and Corporate Governance Committee is committed to including in its initial list of director candidates female and racially/ethnically diverse candidates and will require any third-party search consultants to include in their initial list of director candidates female and racially/ethnically diverse candidates. When considering whether directors and nominees have the expertise, experience, qualifications, attributes, and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Nominating and Corporate Governance Committee and the Board focuses primarily on the information discussed in each of the directors’ individual biographies.

The Nominating and Corporate Governance Committee will consider director candidates recommended to it by our stockholders. Those candidates must be qualified and exhibit the experience and expertise required of the Board’s own pool of candidates, as well as have an interest in our business, and demonstrate the ability to attend and prepare for Board, committee, and stockholder meetings. Any candidate must state in advance his or her willingness and interest in serving on the Board. Candidates should represent the interests of all stockholders and not those of a special interest group. The Nominating and Corporate Governance Committee will evaluate candidates recommended by stockholders using the same criteria it uses to evaluate candidates recommended by others as described above. A stockholder that desires to nominate a person for election to the Board at a meeting of stockholders must follow the specified advance notice requirements contained in, and provide the specific information required by, our Bylaws, as described under “Other Matters—Stockholder Proposals and Director Nominations for 2024 Annual Meeting of Stockholders” later in this proxy statement.

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BOARD REFRESHMENT AND BOARD DIVERSITY

The Board of Directors, including in particular the Nominating and Corporate Governance Committee, oversees board succession. To this end, at least once a year, in connection with the annual director nomination process, the Nominating and Corporate Governance Committee evaluates each director’s performance, relative strengths and weaknesses, and future plans, including any personal retirement objectives and the potential applicability of our director retirement policy. As part of that evaluation, the Nominating and Corporate Governance Committee also identifies areas of overall strength and weakness with respect to its composition and considers whether the Board of Directors as a whole possesses core competencies in the areas of accounting and finance, industry knowledge, management experience, sales and marketing, strategic vision, executive compensation, and corporate governance, among others.

The Board understands the importance of adding diverse, experienced talent to the Board in order to establish an array of experience and strategic views. In 2021, Board added a female first-generation Latina director when Patricia L. Arvielo was appointed. The Nominating and Corporate Governance Committee is committed to further diversifying the Board and as provided in its charter will include in its initial list of director candidates female and racially/ethnically diverse candidates and will require any third-party search consultants to include in their initial list of director candidates female and racially/ethnically diverse candidates. The Nominating and Corporate Governance Committee is committed to refreshment efforts to ensure that the composition of the Board and each of its committees encompasses a wide range of perspectives and knowledge in order to promote the success of our business and represent stockholder interests. In addition to gender, racial/ethnic and demographic diversity, we also recognize the value of other diverse attributes that directors may bring to our Board, including veterans of the U.S. military. Of our six current directors, two are military veterans.

Century Communities, Inc. – 2023 Proxy Statement	25

MANAGEMENT SUCCESSION PLAnning and development

The Board of Directors recognizes that one of its most important responsibilities is to ensure excellence and continuity in our senior leadership by overseeing the development of executive talent and planning for the effective succession of our Co-Chief Executive Officers and the other members of our management team. This responsibility is reflected in the Company’s Corporate Governance Guidelines, which provide for a review of CEO succession planning and management development, and the charter of the Compensation Committee, which requires the Compensation Committee to assist the Board in developing and evaluating potential candidates for executive officer positions and overseeing the development of executive succession plans, which includes transitional leadership in the event of an unplanned vacancy.

In furtherance of the foregoing, the Co-Chief Executive Officers provide an annual succession planning report to the Compensation Committee, which summarizes the overall composition of our senior leadership team, including their professional qualifications, tenure, and work experience. The report also identifies internal members of the management team who are viewed as potential successors to the Co-Chief Executive Officers. Succession planning is also regularly discussed in executive sessions of the Board of Directors. Our directors become familiar with internal potential successors for key leadership positions through various means, including the annual succession planning report and Board of Directors and committee meetings, and less formal interactions throughout the course of the year.

ANNUAL BOARD AND COMMITTEE SELF-EVALUATIONS

The Board recognizes that a thorough evaluation process is an important element of corporate governance and enhances the effectiveness of the full Board and each committee. Therefore, it is our policy to conduct annual Board and committee self-evaluations. Each year, the Nominating and Corporate Governance Committee oversees the evaluation process to ensure that the full Board and each committee conduct an assessment of their performance and solicit feedback for areas of improvement. Evaluations include a variety of survey questions to which directors assign a score. Additional feedback from directors is sought as well. The evaluation results are then aggregated and shared with and discussed by the full Board and each committee.

board Oversight OF BUSINESS STRATEGY

The Board of Directors oversees our strategic direction and business activities. Throughout the year, the Board and management discuss our short and long-term business strategy. As part of our long-term strategy, management typically formulates three-year financial targets against which performance is reviewed by the Board.

With respect to our short-term strategy, at the beginning of each year, our management presents to the Board a proposed annual business plan for the year and receives input from the Board and a final annual business plan is approved by the Board. At each subsequent regular board meeting, the Board reviews our operating and financial performance relative to the annual business plan.

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board role in Risk Oversight

Risk is inherent with every business. We face a number of risks, including financial (accounting, credit, interest rate, liquidity, and tax), operational, political, strategic, regulatory, compliance, legal, cybersecurity, competitive, and reputational risks.

Our management is responsible for the day-to-day management of risks faced by us, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board ensures that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations, and risks acceptable to us. Our Co-Chief Executive Officers are members of the Board and regularly attend Board meetings and discuss with the Board the strategies and risks facing our Company.

One of the key functions of the Board is informed oversight of our risk management process. The Board administers this oversight function directly, with support from its three standing committees (the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee), each of which addresses risks specific to its respective areas of oversight. In addition, with respect to other risks that arise from time to time, the Board oversees those as well.

board role in cybersecurity risk Oversight

Information security is the responsibility of our Information Security team, overseen by our Chief Information Security Officer. We leverage the National Institute of Standards and Technology (NIST) Cybersecurity Framework to measure our security posture, deliver risk management and provide effective security controls.

Our information security practices include development, implementation, and improvement of policies and procedures to safeguard information and ensure availability of critical data and systems. Our Information Security team conducts annual information security awareness training for employees involved in our systems and processes that handle customer data and audits of our systems and enhanced training for specialized personnel. Our program further includes review and assessment by external, independent third-parties, who assess and report on our internal incident response preparedness and help identify areas for continued focus and improvement.

As set forth in its charter, our Audit Committee, comprised fully of independent directors, is responsible for oversight of risk, including cybersecurity and information security risk. At least semi-annually, the Audit Committee is responsible for reviewing and discussing with management our risk exposures related to our IT systems and data privacy. These management updates are designed to inform the Audit Committee of any potential risks related to our IT systems and data privacy, as well as any relevant mitigation or remediation tactics being implement. During 2022, the Audit Committee engaged a third party service provider to provide a seasoned CISO-level advisor to assist our technology teams and business leadership with strengthening our security systems and improve our cyber readiness, as well as on existing and emerging threat landscapes.

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In addition to managing our internal information security risk programs, we maintain cyber risk insurance as part of our risk mitigation efforts. Our insurance covers situations arising from, among other things, cyber related breaches and interruptions in the business continuity of our computing environment as well as certain coverage for under-insured third parties with whom we may be engaged. These policies are annually reviewed by industry underwriters at which time our security practices, programs, processes, and procedures are thoroughly disclosed, reviewed and evaluated for purposes of determining our insurability.

We have not experienced any computer data security breaches in the past three years as a result of a compromise of our information systems.

board role in ESG and Climate risk Oversight

The Board is ultimately responsible for oversight of our “ESG” initiatives. The Nominating and Corporate Governance Committee has been delegated responsibility for ESG oversight and approves our ESG related policy statements and our ESG report. We intend to publish an updated report later this year and to do so on an annual basis going forward. The Compensation Committee has oversight of human capital management as well as our diversity, equity and inclusion initiatives. The Audit Committee has oversight over general compliance with laws, applicable laws, including SEC and those affecting ESG issues, as well as risk management and climate-related and sustainability risks. In carrying out its responsibilities for ESG oversight, the Nominating and Corporate Governance Committee coordinates with the Compensation Committee and the Audit Committee on ESG-related subjects.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to our officers, directors, and employees. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote the following:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;

●	full, fair, accurate, timely, and understandable disclosure in our communications with and reports to our stockholders, including reports filed with the SEC, and other public communications;

●	compliance with applicable governmental laws, rules, and regulations;

●	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

●	accountability for adherence to our Code of Business Conduct and Ethics.

Any waiver of our Code of Business Conduct and Ethics may be made only by the Nominating and Corporate Governance Committee and will be promptly disclosed as required by law and NYSE rules. We intend to satisfy the disclosure requirements of Item 5.05 of Form 8-K and applicable NYSE rules regarding amendments to or waivers from any provision of our Code of Business Conduct and Ethics by posting such information in the “Discover Century—Investors—Corporate Governance—Governance Documents” section of our website located at www.centurycommunities.com.

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Complaint Procedures

We maintain procedures to receive, retain, and treat complaints regarding accounting, internal accounting controls, or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. A 24-hour, toll-free, confidential ethics hotline and a confidential web-based reporting tool are available for the submission of concerns regarding these and other matters by any employee. Concerns and questions received through these methods relating to accounting, internal accounting controls, or auditing matters are promptly brought to the attention of the Chair of the Audit Committee and are handled in accordance with procedures established by the Audit Committee. Complete information regarding our complaint procedures is contained within our Code of Business Conduct and Ethics, which is described above and may be accessed on our website as noted above.

STOCKHOLDER ENGAGEMENT

We are committed to a robust and proactive stockholder engagement program. The Board values the perspectives of our stockholders, and feedback from stockholders on our business, corporate governance, executive compensation, and sustainability practices are important considerations for Board discussions throughout the year.

During 2022, our executives held approximately 175 meetings with stockholders, including all of our top 10 stockholders that are actively managed funds. Stockholder feedback is thoughtfully considered and has led to modifications in our executive compensation program, governance practices and disclosures.

Some of the actions we have taken in response to feedback over the last several years are described below.

What We Heard	What We Did
Increase stockholder influence over director elections.	We adopted a majority vote standard for uncontested director elections, with a director resignation policy, instead of a plurality vote standard.
Increase Board gender diversity.	We added Patricia L. Arvielo to the Board of Directors in the beginning of 2021 and have committed to including female candidates in our initial list of director candidates in future searches.
Increase Board racial/ethnic diversity.	We considered racial/ethnic diversity in our 2021 search for a new director and have committed to including racially/ethnically diverse candidates in our initial list of director candidates in future searches. Patricia L. Arvielo is a first-generation Latina.
Align the interest of directors and executive officers with those of stockholders.

We adopted stock ownership and retention guidelines applicable to our directors and NEOs to ensure that their interests would be closely aligned with those of our stockholders. All of our directors and NEOs are in compliance with our stock ownership guidelines.

We also adopted an anti-hedging/pledging policy.

Dale Francescon and Robert J. Francescon beneficially own 6.0% and 5.0%, respectively, of our outstanding common stock, and together beneficially own 11.0% of our outstanding common stock.

Century Communities, Inc. – 2023 Proxy Statement	29

What We Heard	What We Did
Emphasize long-term incentives.	Our long-term incentive program provides for significant LTI opportunities for our executives, which for 2022 constituted 53% of our Co-Chief Executive Officer target total direct compensation and 47% for our Chief Financial Officer, and comprised of 100% performance share unit awards, which have a three-year performance period and then a one-year holding period on the shares issued in settlement of the PSU awards.
Emphasize performance-based compensation elements.	89% of our Co-CEO target compensation and 85% of our CFO target compensation for 2022 is performance-based compensation.
Increase disclosure on corporate governance and executive compensation.	Each year, we have increased and improved our corporate governance and executive compensation disclosure, with an eye towards transparency and readability.
Ensure the recovery of incentive compensation based on incorrect calculations that resulted in a financial restatement.	We adopted a robust clawback policy covering cash and equity incentive compensation applicable to current and former executives.

Communications with the Board of Directors

The Board maintains a process for stockholders and interested parties to communicate with the Board. Stockholders and interested parties may contact our Board as provided below:

WRITE	CALL	EMAIL	ATTEND
Corporate Secretary Century Communities, Inc. 8390 E. Crescent Pkwy. Suite 650 Greenwood Village, CO 80111	Investor Relations 303-268-8398	investorrelations@ centurycommunities.com	Annual Meeting of Stockholders Wednesday, May 3, 2023 Hyatt Regency Denver Tech Center

Management will initially receive and process communications before forwarding them to the addressee(s). We generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information about the Company.

CommITTEE CHARTERS AND OTHER INFORMATION

The charters of all three of our standing Board committees, Corporate Governance Guidelines and Code of Business Conduct and Ethics are available in the “Discover Century—Investors—Corporate Governance—Governance Documents” section of our website located at www.centurycommunities.com. The Board reviews each of these documents on an annual basis. Printed copies of any of these documents are available upon written request to Century Communities, Inc., 8390 East Crescent Parkway, Suite 650, Greenwood Village, Colorado 80111, Attention: Corporate Secretary.

Century Communities, Inc. – 2023 Proxy Statement	30

EXECUTIVE OFFICERS

We have three executive officers: Dale Francescon, Robert J. Francescon, and David L. Messenger. Below is information regarding our executive officers as of March 9, 2023. There are no family relationships among any of our executive officers or directors, except for Dale Francescon and Robert J. Francescon, who are brothers.

Century has been jointly led by our Co-Chief Executive Officers since our founding in 2002. The Board of Directors views this executive structure as optimal for our Company and not a temporary, transitional or duplicative arrangement. Our Co-Chief Executive Officers were the two founders of Century and share an aligned vision for the tone, direction and growth of the Company.

Chairman of the Board and Co-Chief Executive Officer

Dale Francescon has served as:

● Co-Chief Executive Officer since August 2002 and

● Chairman of the Board since April 2013.

Mr. Dale Francescon possesses a broad background in all facets of operating a real estate company and has had direct responsibility for the acquisition, financing, development, construction, sale, and management of various residential projects, including land development, single-family homes, townhomes, condominiums, and apartments. He has successfully managed the Company, through successive profitable years, in various economic cycles, from inception in August 2002 to the present.

Mr. Dale Francescon is licensed in the state of California as an attorney (inactive) and as a certified public accountant (inactive).

Mr. Dale Francescon received his B.S. in Business Administration from the University of Southern California and a J.D. from Loyola University School of Law.

Dale
Francescon
Age 70

Co-Chief Executive Officer and President

Robert J. Francescon has served as:

● Co-Chief Executive Officer since August 2002

● President since April 2013; and

● Board member since April 2013.

Mr. Robert Francescon possesses a broad background in all facets of operating a real estate company, and has had direct responsibility for the acquisition, financing, development, architecture, construction, sale and management of various residential projects including land development, single-family homes, townhomes, condominiums and apartments. He has successfully managed the Company, through successive profitable years, in various economic cycles, from inception in August 2002 to the present.

Mr. Robert Francescon also has management experience working in a variety of financial institutions, including thrifts and the Federal Home Loan Mortgage Corporation.

Mr. Robert Francescon received his B.S. in Business Administration from the University of Southern California.

Robert J.
Francescon
Age 65

Century Communities, Inc. – 2023 Proxy Statement	31

Chief Financial Officer

David L. Messenger has served as our Chief Financial Officer since June 2013.

Mr. Messenger has extensive experience in finance and accounting for real estate companies. His direct responsibilities are overseeing all accounting, finance, capital markets, risk management, and financial planning and analysis.

Prior to Century, Mr. Messenger was at UDR, Inc. (a publicly traded multifamily real estate investment trust) and held the following positions:

●  Independent Consultant from June 2012 to February 2013; and

●  Chief Financial Officer from August 2002 to May 2012.

Mr. Messenger is licensed in the State of Virginia as a certified public accountant (inactive) and is a member of the American Institute of Certified Public Accountants and the Virginia Society of Certified Public Accountants.

Mr. Messenger received a B.B.A. and M.A. in Accounting from the University of Iowa.

David L.
Messenger
Age 52

Century Communities, Inc. – 2023 Proxy Statement	32

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

Board Size and Structure

Our Bylaws provide that the Board of Directors shall consist of one or more members, with the number to be determined from time to time by the Board. The Board has fixed the number of directors at six, and we currently have six directors serving on the Board.

Each director holds office for a term of one year or until his or her successor is duly elected and qualified, subject to his or her earlier death, resignation, disqualification, or removal.

Current Directors and Board Nominees

The Board currently consists of the following six members:

Name	Age	Position with the Company
Dale Francescon	70	Chairman of the Board and Co-Chief Executive Officer
Robert J. Francescon	65	Co-Chief Executive Officer, President and Director
Patricia L. Arvielo	58	Independent Director
John P. Box	76	Independent Director
Keith R. Guericke	74	Independent Director
James M. Lippman	65	Independent Director

Based upon the recommendation of the Nominating and Corporate Governance Committee, the Board nominated each of our current six directors named above for re-election at the Annual Meeting. The Board and the Nominating and Corporate Governance Committee believe that our current six directors collectively have the expertise, experience, qualifications, attributes, and skills to effectively oversee the management of Century, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing Century, a willingness to devote the necessary time to Board duties, a commitment to representing the best interests of Century and our stockholders, and a dedication to enhancing stockholder value. Four of our six directors are independent within our director independence standards, which satisfy the NYSE listing standards for independence.

Century Communities, Inc. – 2023 Proxy Statement	33

Each director elected at the Annual Meeting will serve a one-year term until Century’s next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification, or removal. Unless otherwise instructed, the proxy-holders will vote the proxies received by them for the six nominees.

If any nominee should become unavailable for election prior to the Annual Meeting, an event that currently is not anticipated by the Board, the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by the Board. Each nominee has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unable to serve.

Information about Director Nominees

Set forth below are the names, ages, and positions of our current directors and director nominees as of March 9, 2023, and biographical information for each nominee. Also below is a summary of the specific qualifications, attributes, skills, expertise and experiences that led the Board to conclude that each nominee should serve on the Board at this time. There are no family relationships among any of our directors or executive officers, except for Dale Francescon and Robert J. Francescon, who are brothers.

Dale Francescon Age 70 Director since 2013 Committees None	Background

Dale Francescon has served as:

●   Co-Chief Executive Officer since August 2002; and

●   Chairman of the Board since April 2013.

Mr. Dale Francescon possesses a broad background in all facets of operating a real estate company and has had direct responsibility for the acquisition, financing, development, construction, sale, and management of various residential projects, including land development, single-family homes, townhomes, condominiums, and apartments. He has successfully managed the Company, through successive profitable years, in various economic cycles, from inception in August 2002 to the present. Mr. Dale Francescon is licensed in the state of California as an attorney (inactive) and as a certified public accountant (inactive). Mr. Dale Francescon received his B.S. in Business Administration from the University of Southern California and a J.D. from Loyola University School of Law.

Qualifications

Mr. Dale Francescon, as a co-founder of Century, is qualified to serve as a director due to his significant familiarity with our history and day-to-day operations, his expertise in the homebuilding industry, and his more than 25 years of experience operating real estate companies. In addition, as a result of his dual role as Chairman of the Board and Co-Chief Executive Officer, Mr. Dale Francescon provides unique insight into our future strategies, opportunities, and challenges and serves as a unifying element between the Board and our management.

Other Public Company Boards
	Current	Past 5 Years
	None	None

Century Communities, Inc. – 2023 Proxy Statement	34

Robert J. Francescon Age 65 Director since 2013 Committees None

Background

Robert J. Francescon is our Co-Chief Executive Officer and President. He has served as:

●   Co-Chief Executive Officer since August 2002

●   President since April 2013; and

●   Board member since April 2013.

He possesses a broad background in all facets of operating a real estate company, and has had direct responsibility for the acquisition, financing, development, architecture, construction, sale and management of various residential projects including land development, single-family homes, townhomes, condominiums and apartments. He has successfully managed the Company, through successive profitable years, in various economic cycles, from inception in August 2002 to the present. He also has management experience working in a variety of financial institutions, including thrifts and the Federal Home Loan Mortgage Corporation. Mr. Robert Francescon received his B.S. in Business Administration from the University of Southern California.

Qualifications

Mr. Robert Francescon, as a co-founder of Century, is qualified to serve as a director due to his significant familiarity with our history and day-to-day operations, his management experience in various business enterprises, and his more than 25 years of experience as a senior executive within the homebuilding industry.  In addition, as a result of his dual role as a director and Co-Chief Executive Officer, Mr. Robert Francescon provides unique insight into our future strategies, opportunities and challenges and serves as a unifying element between the Board and our management.

Other Public Company Boards
	Current	Past 5 Years
	None	None

Patricia L. Arvielo Age 58 Director since 2021 Independent Committees ● Audit ● Compensation ● Nominating and Corporate Governance

Background

Patricia L. Arvielo is President and Co-Founder of New American Funding (one of the largest independent mortgage companies in the U.S.), a position she has held since 2003. She leads the company’s sales and operations efforts. She is a first-generation Latina and an award-winning entrepreneur and adviser on several committees, including the Mortgage Bankers Association, the National Association of Hispanic Real Estate Professionals, and the Housing Counseling Federal Advisory Committee. At New American Funding, she founded the Latino Focus and New American Dream initiatives to identify and address challenges Hispanic and Black consumers face in their pursuit of homeownership and to enhance the quality of their lending experience. She frequently visits Washington, D.C. to lobby for the industry and homeowners, is a popular keynote speaker for mortgage events across the nation and was recognized by Ernst & Young as the 2016 EY Entrepreneur of The Year® Orange County.

Qualifications

Ms. Arvielo is qualified to serve as a director because of her vast knowledge of and experience within the real estate industry, her track record of successful execution, and her leadership within diverse communities. As a first-generation Latina, Ms. Arvielo champions diversity, equity and inclusion.

Other Public Company Boards
	Current	Past 5 Years
	Western Alliance Bancorporation	None

Century Communities, Inc. – 2023 Proxy Statement	35

John P. Box Age 76 Director since 2014 Independent Committees ● Audit ● Compensation ● Nominating and Corporate Governance	Background

John P. Box is regional chairman of Newmark Group, Inc. (a world leader in commercial real estate, seamlessly powering every phase of the property life cycle), a position he has held since January 2013. Prior to this role, he held the following positions:

●   President and Chief Executive Officer and owner of the Frederick Ross Company (the largest locally-owned commercial real estate service business in Colorado) from 1988 through 2012 during which the company diversified into several independent operating divisions and was active in commercial brokerage, consulting, and property management.

●   Chief Executive Officer and principal owner of ARA (Apartment Realty Advisors, Denver’s largest apartment building and multifamily land brokerage company) from 2002 through 2014.

Mr. Box was recognized as honorary dean for 2002 by the University of Denver Franklin L. Burns School of Real Estate and Construction Management, and in 2001, he was awarded the 2000 NAIOP President’s Award for contributions to the real estate community. Earlier in his career, he was recognized four times by the Denver Board of REALTORS® as the recipient of the top commercial sales award for achieving the highest personal sales volume in the Denver area. Mr. Box served as Board Chair from 2004 to 2010 for Regis University and currently serves as a life trustee and is a former board chair of ONCOR International, a worldwide affiliation of real estate companies.

Qualifications

Mr. Box is qualified to serve as a director because of his extensive leadership within the real estate industry, his relationships with many executives at real estate companies, and his proven ability to successfully grow and diversify a real estate business.

Other Public Company Boards
	Current	Past 5 Years
	None	None

Keith R. Guericke Age 74 Director since 2013 Independent Committees ● Audit ● Compensation ● Nominating and Corporate Governance	Background

Keith R. Guericke has served vice chairman of Essex Property Trust, Inc. (Essex) since 2002 and a director of Essex since June 1994. From 1988 through 2010, he served as President and Chief Executive Officer of Essex, retiring in January 2011. He joined Essex’s predecessor, Essex Property Corporation, in 1977 to focus on investment strategies and portfolio expansion, and prepared Essex for its initial public offering in 1994, and since then has overseen the significant growth of the Essex multifamily portfolio in supply-constrained markets along the West Coast. Prior to joining Essex, he began his career with Kenneth Leventhal & Company (a certified public accounting firm noted for its real estate expertise). Mr. Guericke is a member of NAREIT, the National Multifamily Housing Council, and several local apartment industry groups.

Qualifications

Mr. Guericke is qualified to serve as a director because of his extensive leadership experience at a publicly traded company, his expansive knowledge of the real estate industry, his strong relationships with many executives at real estate companies throughout the United States, and his expertise in accounting and finance.

Other Public Company Boards
	Current	Past 5 Years
	Essex Property Trust, Inc.	None

Century Communities, Inc. – 2023 Proxy Statement	36

James M. Lippman Age 65 Director since 2013 Independent Committees ● Audit ● Compensation ● Nominating and Corporate	Background

James M. Lippman founded JRK Property Holdings (JRK) in 1991 and currently serves as its Chairman and Founder and prior to February 2023 served as its Chief Executive Officer. From an initial purchase of five multifamily properties, JRK has grown to a national leader in the commercial real estate sector. In 2011, JRK was featured as the 25th largest Multifamily Owner and Manager in the United States by the National Multifamily Housing Council and ranked 27th in the nation by Multifamily Executive Magazine. Mr. Lippman is actively involved with Cedar-Sinai Medical Center, where he serves as Chairman of the Board. Mr. Lippman currently serves on the board of trustees of Union College. He also worked on Wall Street for many years, where he traded equities, options, and commodities for proprietary investment accounts.

Qualifications

Mr. Lippman is qualified to serve as a director because of his extensive leadership experience within the real estate industry, his financial management expertise, and his extensive contacts with senior real estate executives throughout the United States.

Other Public Company Boards

	Current None	Past 5 Years None

MAJORITY VOTE STANDARD AND RESIGNATION POLICY

Our Bylaws provide for a majority vote standard for uncontested director elections. Director nominees will be elected by a majority of the votes cast. A “majority of the votes cast” means that the number of votes cast “for” a director nominee exceeds the number of votes cast “against” such director nominee, with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that nominee’s election. However, director nominees will be elected by a plurality of the votes cast in connection with a contested election, as defined in our Bylaws.

Pursuant to our Corporate Governance Guidelines, any incumbent director who is not elected to the Board in accordance with the Bylaws shall promptly tender a written offer of resignation as a director. The Nominating and Corporate Governance Committee will recommend to the Board whether to accept or reject the director’s resignation offer or take other action, and the Board will take action with respect to the offer no later than 90 days following certification of the election results and will publicly disclose its decision regarding the director’s resignation offer, if applicable, promptly thereafter. Any director whose resignation offer is under consideration will abstain from participating in any decision regarding that resignation offer.

Board Recommendation

The Board of Directors unanimously recommends that our stockholders vote “FOR” the election of Dale Francescon, Robert J. Francescon, Patricia L. Arvielo, John P. Box, Keith R. Guericke, and James M. Lippman to serve as members of the Board until the next annual meeting of stockholders and until their successors are duly elected and qualified.

The Board Recommends a Vote FOR Each Nominee for Director

Century Communities, Inc. – 2023 Proxy Statement	37

PROPOSAL NO. 2:
APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO ELIMINATE OR LIMIT THE PERSONAL LIABILITY OF OFFICERS

background

The State of Delaware, which is Century’s state of incorporation, recently amended Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) to permit a corporation to eliminate or limit the personal liability of certain officers to the corporation or its stockholders for breaches of the fiduciary duty of care as an officer in certain limited circumstances. We sometimes refer to this elimination or limitation of personal liability as “exculpation” in this proxy statement. Prior to amended DGCL Section 102(b)(7), Delaware law authorized such exculpation for directors but not for officers. As with directors, the exculpation protection does not apply to an officer’s breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Unlike director exculpation, however, the protection for officers under amended DGCL Section 102(b)(7) only permits officer exculpation for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions, but does not eliminate an officer’s monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. To gain the added protection for officers, Century must amend its Certificate of Incorporation, as amended (“Certificate of Incorporation”), to add an officer exculpation provision.

An exculpation provision is one of three tools, in addition to indemnification and directors’ and officers’ (D&O) liability insurance, that can be used by directors and officers to protect themselves from personal liability incurred as a result of serving as a director or officer of a corporation. In general, exculpation provisions seek to prevent liability attaching to directors or officers in the first instance, while indemnification and D&O insurance seek to compensate and hold directors and officers harmless when they have incurred liability or are faced with defending liability claims. The Board of Directors believes it is important to provide not only its directors but also its officers protection from certain liabilities and expenses that may discourage prospective or current officers from serving as officers of Century. Accordingly, on February 8, 2023, the Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, approved, subject to stockholder approval, a proposed amendment to our Certificate of Incorporation to eliminate or limit the personal liability of Century’s officers, as provided below. We sometimes refer to this proposed amendment to our Certificate of Incorporation as the “Charter Amendment” in this proxy statement. In the absence of such protection, the Board of Directors believes qualified officers might be deterred from serving as officers of Century due to potential exposure to personal liability and the risk that substantial expense could be incurred in defending lawsuits, regardless of merit. In approving the proposed Charter Amendment, the Board of Directors took into account several factors, such as the narrow class and type of claims that such officers would be exculpated from liability pursuant to amended DGCL Section 102(b)(7), the limited number of our officers who would be impacted, and the benefits the Board of Directors believes would accrue to Century by providing officer exculpation in accordance with DGCL Section 102(b)(7), including, without limitation, the ability to attract and retain key officers and the potential to reduce litigation costs associated with frivolous lawsuits. The Board of Directors balanced these considerations with our corporate governance practices and determined that it is advisable and in the best interests of Century and our stockholders to amend our Certificate of Incorporation to add an officer exculpation provision to eliminate or limit the personal liability of certain officers, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

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Text of Proposed Charter Amendment

Our Certificate of Incorporation currently provides for the exculpation of directors, but does not include a provision that allows for the exculpation of officers. To ensure Century is able to attract and retain key officers and in an effort to reduce litigation costs associated with frivolous lawsuits, we propose to add a new Article THIRTEENTH to our Certification of Incorporation, which would state in its entirety as follows:

“THIRTEENTH. An officer of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of an officer of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.”

The proposed Certificate of Amendment to our Certificate of Incorporation (referred to in this Proposal No. 2 as the “Certificate of Amendment”) reflecting the foregoing Charter Amendment is attached as Appendix B to this proxy statement.

Reasons for the Proposed Charter Amendment

The Board of Directors believes it is appropriate for public corporations incorporated in states that allow for the limitation of liability of directors and officers to have such a provision in their charters. The nature of the role of directors and officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting concern about personal risk would empower both directors and officers to best exercise their business judgment in furtherance of stockholder interests. We expect our peers and other companies with whom we compete for officer talent to adopt exculpation clauses that limit the personal liability of officers in their charters, and we believe failing to adopt the proposed Charter Amendment could impact our recruitment and retention of exceptional officer candidates that conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of Century.

For the reasons stated above, on February 8, 2023, the Board of Directors determined that the proposed Charter Amendment is advisable and in the best interest of our Company and our stockholders and authorized and approved, subject to stockholder approval, the proposed Charter Amendment and directed that it be considered for approval by our stockholders at the Annual Meeting. The Board of Directors believes the proposed Charter Amendment would better position Century to attract top officer candidates and retain our current officers and enable our officers to exercise their business judgment in furtherance of the interests of our stockholders without the potential for distraction posed by the risk of personal liability. Additionally, it would align the protections for our officers with those protections currently afforded to our directors, although it would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation.

The proposed Charter Amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any officer.

Century Communities, Inc. – 2023 Proxy Statement	39

Timing and Effect of the Charter Amendment

If the proposed Charter Amendment is approved by our stockholders, it would become effective immediately upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, which we would expect to file promptly after the Annual Meeting. Other than the addition of the proposed new THIRTEENTH provision as provided above, the remainder of our Certificate of Incorporation would remain unchanged after effectiveness of the Charter Amendment. After effectiveness of the Charter Amendment, the new officer exculpation provision would apply only with respect to acts or omissions by our officers occurring after the date of the Charter Amendment.

If the proposed Charter Amendment is not approved by our stockholders, our Certificate of Incorporation would remain unchanged.

In accordance with the DGCL, the Board of Directors may elect to abandon the proposed Charter Amendment without further action by our stockholders at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval of the proposed Charter Amendment at the Annual Meeting.

Board Recommendation

The Board of Directors unanimously recommends that our stockholders vote “FOR” approval of the proposed Charter Amendment, which would amend our Certificate of Incorporation to eliminate or limit the personal liability officers to the extent permitted by recent amendments to Delaware law.

The Board Recommends a Vote FOR Proposal No. 2

Century Communities, Inc. – 2023 Proxy Statement	40

PROPOSAL NO. 3:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment

The Audit Committee appoints our independent registered public accounting firm, or independent auditor. In this regard, the Audit Committee evaluates the qualifications, performance, and independence of our independent auditor and determines whether to re-engage the current auditor. As part of its evaluation, the Audit Committee considers, among other factors, the quality and efficiency of the services provided by the independent auditor, including the performance, technical expertise, and industry knowledge of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the audit firm; the auditor’s national capabilities relative to our business; the auditor’s knowledge of our operations; and the auditor’s fees. Upon consideration of these and other factors, the Audit Committee has appointed Ernst & Young LLP (E&Y) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

Stockholder ratification of the selection of E&Y as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the appointment of E&Y to the stockholders for ratification as a matter of corporate practice. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain E&Y. Even if the selection is ratified by our stockholders, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Century and our stockholders.

A representative of E&Y is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Audit, Audit-Related, Tax, and Other Fees

The fees billed for professional services provided by E&Y in 2022 and 2021 were:

Type of Fees	2022	2021
Audit Fees	$1,157,500	$1,265,000
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	17,346	31,150
Total Fees	$1,174,846	$1,296,150

In the above table, in accordance with the definitions of the SEC, “Audit Fees” consisted of fees for the audit of our consolidated financial statements included in our Annual Reports on Form 10-K, reviews of the unaudited financial statements included in our Quarterly Reports on Form 10-Q, and consultation concerning financial accounting and reporting standards, as well as services normally provided in connection with statutory and regulatory filings or engagements, comfort letters, consents, and assistance with documents filed with the SEC. Audit Fees also included fees for the audit of the effectiveness of our internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act. “Audit-Related Fees” consisted of fees for assurance and related services, including fees for services performed related to capital market transactions. “Tax Fees” consisted of fees billed for permissible tax consulting, planning, and compliance services. “All Other Fees” consisted of subscription fees for Internet-based professional literature in 2021 and work on the employee retention credit related to the CARES Act for both years.

Century Communities, Inc. – 2023 Proxy Statement	41

Pre-Approval Policies and Procedures

The Audit Committee is responsible for selecting, appointing, evaluating, compensating, retaining, and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established policies and procedures in its charter regarding pre-approval of any audit and non-audit service provided to Century by our independent registered public accounting firm and the fees and terms thereof. Briefly, any audit or non-audit service provided to us by our independent registered public accounting firm must be pre-approved by the Audit Committee or the Chair of the Audit Committee.

The Audit Committee considered the compatibility of the provision of other services provided by E&Y with the maintenance of its independence. The Audit Committee approved all audit and non-audit services provided by E&Y in 2021 and 2022.

Audit Committee Report

The Audit Committee issued the following report for inclusion in this proxy statement and our 2022 Annual Report:

1.	The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2022, with management of Century Communities, Inc., and with Century Communities, Inc.’s independent registered public accounting firm, Ernst & Young LLP.

2.	The Audit Committee has discussed with Ernst & Young LLP those matters required by Public Company Accounting Oversight Board (PCAOB) Auditing Standard 1301 (Communications with Audit Committees).

3.	The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning the accountant’s independence and has discussed with Ernst & Young LLP its independence from Century Communities, Inc., and its management.

4.	Based on the review and discussions referenced to in paragraphs 1 through 3 above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2022, be included in the Annual Report on Form 10-K for that year for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE Keith R. Guericke, Chair Patricia L. Arvielo John P. Box James M. Lippman

Board Recommendation

The Board of Directors unanimously recommends that our stockholders vote “FOR” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

The Board Recommends a Vote FOR Proposal No. 3

Century Communities, Inc. – 2023 Proxy Statement	42

PROPOSAL NO. 4:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

The Board is providing our stockholders with an advisory vote on our executive compensation pursuant to the Dodd-Frank Wall Street Consumer Protection Act (Dodd-Frank Act) and Section 14A of the Exchange Act. This advisory vote, commonly known as a say-on-pay vote, is a non-binding vote on the compensation paid to our named executive officers as set forth in this proxy statement. Approximately 98% of votes cast at last year’s annual meeting of stockholders were in favor of our say-on-pay proposal.

Why You Should Vote in Favor of our Say-on-Pay Vote

Our Pay Philosophy

Our executive compensation program is generally designed to attract, retain, motivate, and reward highly qualified and talented executive officers that will enable us to drive long-term stockholder value. The underlying core principles of our executive compensation program include:

●	aligning the interests of our executives with those of our stockholders and linking pay to performance by providing compensation opportunities that are tied directly to the achievement of financial performance goals and long-term stock price performance;

●	targeting fixed compensation at the market median; and

●	targeting performance-based award levels at the market median, with potential to exceed the market median for above target performance and a range of possible payouts so that our competitive position could be above or below our stated strategy based on performance outcomes.

We believe this balance allows us to attract and retain the necessary executive talent while motivating and rewarding the accomplishment of annual and long-term financial performance goals and maintaining an appropriate cost structure.

Engagement and Responsiveness

We regularly seek stockholder input on our executive compensation program and then incorporate that feedback to further enhance the program. Some of the compensation related actions we have taken in response to stockholder feedback over the last several years are described in the “Compensation Discussion and Analysis.”

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Best Practices

Our compensation practices include many best pay practices that support our executive compensation objectives and principles and benefit our stockholders.

What We Do	What We Don’t Do
Structure our executive officer compensation so it is competitive and a significant portion of pay is at risk	No guaranteed salary increases
Emphasize long-term performance in our equity-based incentive awards	No guaranteed bonuses
Use a mix of performance measures and caps on payouts	No excessive perquisites
Require minimum vesting periods on equity awards	No current payment of dividends on unvested awards
Require a double-trigger for equity acceleration upon a change of control	No excise or other tax gross-ups
Have robust stock ownership guidelines and retention requirements for executive officers	No short sales or derivative transactions in Century stock, including hedges
Maintain a robust clawback policy	No pledging of Century securities
Hold an annual say-on-pay vote	No repricing of stock options

We encourage our stockholders to read the “Compensation Discussion and Analysis,” which describes in detail our executive compensation program and the executive compensation decisions made by the Compensation Committee for 2022, as well as the accompanying executive compensation tables and narratives that provide detailed information on the compensation of our named executive officers.

We believe that our executive compensation program is competitive, focused on pay for performance, and strongly aligned with the long-term interests of our stockholders. The Compensation Committee believes that executive compensation for 2022 was reasonable, appropriate, and justified by the performance of the Company and the result of a carefully considered approach.

PROPOSED RESOLUTION

The Board recommends that our stockholders vote in favor of the say-on-pay vote as set forth in the following resolution:

RESOLVED, that our stockholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including in the “Compensation Discussion and Analysis,” the accompanying compensation tables and the corresponding narrative discussion and footnotes, and any related material disclosed in this proxy statement.

Stockholders are not voting to approve or disapprove the Board’s recommendation. As this is an advisory vote, the outcome of the vote is not binding on us with respect to future executive compensation decisions, including those relating to our named executive officers, or otherwise. The Compensation Committee and Board expect to take into account the outcome of the vote when considering future executive compensation decisions.

Century Communities, Inc. – 2023 Proxy Statement	44

NEXT SAY-ON-PAY VOTE

Consistent with the results of the advisory vote on the frequency of the say-on-pay vote held at the 2018 Annual Meeting of Stockholders, the Board determined that we will conduct a say-on-pay vote on an annual basis. Accordingly, the next say-on-pay vote will occur at our 2024 Annual Meeting of Stockholders. The next frequency of say-on-pay vote will also be held at our 2024 Annual Meeting of Stockholders since this vote must occur at least every six years and was most recently held at the 2018 Annual Meeting of Stockholders.

Board Recommendation

The Board of Directors unanimously recommends that our stockholders vote “FOR” approval, on an advisory basis, of our executive compensation, or say-on-pay vote.

The Board Recommends a Vote FOR Proposal No. 4	☑

Century Communities, Inc. – 2023 Proxy Statement	45

COMPENSATION DISCUSSION AND ANALYSIS

This section (CD&A) discusses our executive compensation program and plans for our Named Executive Officers, or “NEOs”:

Dale Francescon Chairman of the Board and Co-Chief Executive Officer
Robert J. Francescon Co-Chief Executive Officer and President
David L. Messenger Chief Financial Officer and Secretary

We sometimes refer to these individuals collectively as our named executive officers or “NEOs,” our Co-Chief Executive Officers collectively as our “Co-CEOs” and individually as our “Co-CEO” and our Chief Financial Officer as our “CFO.”

This CD&A should be read together with the related tables and disclosures that follow.

Century Communities, Inc. – 2023 Proxy Statement	46

Executive Summary

Who We Are

Century Communities, Inc. is a top 10 national U.S. homebuilder. We are engaged in the development, design, construction, marketing and sale of single-family attached and detached homes in 18 states across the United States. We market and sell homes under both the Century Communities and Century Complete brands. As of December 31, 2022, we operated in the 18 states and over 45 markets depicted below. We also offer title, insurance, and lending services in select markets.

Over the last six years, positive macro-economic conditions, along with our operating efficiencies, business strategy and geographic expansion through the acquisition of other homebuilders and organic entrances into new markets has resulted in significant increases in total revenue, net income, earnings per diluted share, and total stockholders’ equity.

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2022 Business Highlights

Highlights of our achievements for 2022, include:

FINANCIAL

$4.5 billion	Total Revenues Achieved a record $4.5 billion in total revenues, a 7% year-over-year, with home sales revenues seeing a 9% year-over year
$525 million	Net Income Achieved a record net income of $525 million, a 5% year-over-year, or a record $15.92 per diluted share, a 10% year-over-year
$753 million	Adjusted EBITDA* Achieved a record adjusted EBITDA of $753 million, a 3% year-over-year
$0.20 share	Quarterly Cash Dividend Increased quarterly cash dividend to $0.20 per share in March 2022 from $0.15 per share, a 33% year-over-year

OPERATIONAL

208	Selling Communities Year-end selling communities of 208 increased 3% year-over-year
10,594	Home Deliveries Achieved home deliveries of 10,594, the second highest in our history
96%	Spec Builds 96% of total home deliveries were spec builds compared to 86% of total deliveries in 2021
77%	Entry-Level Homes Approximately 77% of our home deliveries qualified for Federal Housing Administration-insured (“FHA”) mortgages compared to approximately 75% in 2021

STRATEGIC

Properly Incentivized Homes with Near-Term Completions to Turn Inventories

As the homebuilding industry started to slow in the latter half of 2022, we prioritized our sales efforts on properly incentivizing homes with near-term completions to turn inventories and generate $382 million of net operating cash flow in the fourth quarter.

Reduced Controlled Lot Inventory and Land Spend Commitments

Used low-risk, land-light business strategy to reduce our land pipeline by a total of 27,000 lots and acquisition commitments by over $650 million for a minimal cost of approximately $12 million

Continued Focus on Entry Level and Move-in-Ready/Spec Home Construction

Our focus on spec homes allowed us to more easily monetize land, produce homes more efficiently and turn inventories more quickly, while allowing buyers to purchase quick-move-in homes and lock in mortgage rates

* See Annex I for a reconciliation of non-GAAP financial measures to most comparable measures under U.S. GAAP.

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2022 Compensation Actions and Outcomes

One of our key executive compensation objectives is to link pay to performance by aligning the financial interests of our executives with those of our stockholders and by emphasizing pay for performance in our compensation programs. 2022 compensation actions and incentive plan outcomes based on the performance described above are summarized below:

Pay Element	2022 Actions
Base Salary	● Our Co-CEOs received a base salary increase of 11.1%. ● Our CFO received a base salary increase of 15.4%.
Short-Term Incentive

●     The threshold, target and maximum short-term incentive award opportunities for 2022 were 175%, 350% and 700% of base salary, respectively, for our Co-CEOs and 125%, 250% and 500% of base salary, respectively, for our CFO.

●     Performance metrics were revenue (20%), EBITDA, as adjusted (60%), and closings (20%) for our Co-CEOs, and revenue (15%), EBITDA, as adjusted (45%), closings (15%), and individual goals (25%) for our CFO.

●     Actual performance was between target and maximum for revenue, exceeded maximum for EBITDA, as adjusted, and was between threshold and target for closings:

Metric	Threshold	Target	Maximum	Actual
Revenue	$3.91 bil.	$ 4.34 bil.	$ 4.78 bil.	$ 4.51 bil.
EBITDA, as adjusted*	567.8 mil.	$630.9 mil.	$694.0 mil.	$ 752.9 mil.
Closings	10,370	11,522	12,674	10,594

* Non-GAAP financial measure. See page 55 for calculation.
Long-Term Incentives

●     The target long-term incentive award opportunities for 2022 increased over 2021 to 500% of base salary for our Co-CEOs and 313% of base salary for our CFO.

●     Our 2022 long-term incentive program consisted of 100% performance share unit awards, which may vest and be paid out in shares of our common stock dependent upon the achievement of a cumulative adjusted pre-tax income goal for the years 2022-2024.

●     All net shares issued in settlement of the PSU awards are subject to a one-year mandatory holding period.

●     Our NEOs received a PSU payout in February 2023 under our 2020 PSU awards based on the achievement, at maximum payout level, of a previously established adjusted pre-tax income performance goal for the three-year period ended December 31, 2022:

Metric	Threshold	Target	Above- Target	Maximum	Actual
Adjusted pre-tax income*	$304.7 mil.	$338.5 mil.	$372.4 mil.	$423.2 mil.	$1,519.8 mil.

*Non-GAAP financial measure. See page 57 for calculation.
Other Compensation Related Actions	● Approximately 98% of votes cast at our 2022 Annual Meeting of Stockholders were in favor of our annual say-on-pay vote.

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Compensation Philosophy

Given the small size of Century’s executive team, each executive has assumed responsibilities beyond what is generally found for similar executives in comparable companies. Many of these additional responsibilities directly benefit the growth of Century. Further, Century emphasizes performance-based compensation elements, with superior performance resulting in above-market pay, and underwhelming performance resulting in below-market pay. As such, the Compensation Committee has determined that fixed compensation (i.e., base salary) should be targeted at the market median, with performance-based incentive compensation opportunities resulting in total direct compensation that ranges from below the market median to the top quartile of the market (based on performance). The Compensation Committee has determined that target award levels will align total direct compensation above the market median.

Say-on-Pay Vote

At our 2022 Annual Meeting of Stockholders, approximately 98% of the votes cast by our stockholders on our advisory say-on-pay proposal were in favor of the proposal. We believe these favorable results affirmed stockholder support of our approach to executive compensation and did not believe it was necessary to, and, therefore, did not, make any significant structural changes to our executive compensation program in response to the say-on-pay vote results.

OUR ENGAGEMENT AND RESPONSIVENESS

We regularly seek stockholder input on our executive compensation program and then incorporate that feedback to further enhance the program. Some of the compensation related actions we have taken in response to stockholder feedback over the last several years are described below.

What We Heard	What We Did
Align the interest of executive officers with those of stockholders.

We adopted stock ownership and retention guidelines to ensure that the interests of our NEOs would be closely aligned with those of our stockholders. All NEOs are in compliance with our guidelines.

We also adopted an anti-hedging/pledging policy.

Dale Francescon and Robert J. Francescon beneficially own 6.0% and 5.0%, respectively, of our outstanding common stock, and together beneficially own 11.0% of our outstanding common stock.

Emphasize long-term incentives.	Our long-term incentive program provides for significant LTI opportunities for our executives, which for 2022 constituted 53% of our Co-Chief Executive Officer target total direct compensation and 47% for our Chief Financial Officer, and comprised of 100% performance share unit awards, which have a three-year performance period and then a one-year holding period on the shares issued in settlement of the PSU awards..
Emphasize performance-based compensation.	89% of our Co-CEO target compensation and 85% of our CFO target compensation for 2022 is performance-based compensation.

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What We Heard	What We Did
Increase disclosure on executive compensation, including long-term incentives and stock ownership.	Each year, we have increased and improved our executive compensation disclosure, with an eye towards transparency and readability. Our Compensation Discussion and Analysis reflects these increased disclosures.
Ensure the recovery of incentive compensation based on incorrect calculations that resulted in a financial restatement.	We adopted a robust clawback policy covering cash and equity incentive compensation paid to current and former executives.

Compensation Highlights and Best Practices

Our compensation practices include many best pay practices that support our executive compensation objectives and principles, and benefit our stockholders.

What We Do	What We Don’t Do
Structure our executive officer compensation so it is competitive and a significant portion of pay is at risk	No guaranteed salary increases
Emphasize long-term performance in our equity-based incentive awards	No guaranteed bonuses
Use a mix of performance measures and caps on payouts	No excessive perquisites
Maintain a robust clawback policy	No current payment of dividends on unvested awards
Require a double-trigger for equity acceleration upon a change of control	No repricing of stock options
Have robust stock ownership guidelines and stock retention requirements for executive officers	No short sales or derivative transactions in Century stock, including hedges
Require minimum vesting periods on equity awards	No pledging of Century securities
Hold an annual say-on-pay vote	No excise or other tax gross-ups

NEO Stock Ownership Guidelines

We have established stock ownership guidelines that are intended to further align the interests of our NEOs with those of our stockholders. A stock ownership target for each of our NEOs has been set at that number of shares of our Century common stock with a value equal to a multiple of the NEO’s annual base salary. Not only are all of our NEOs in compliance with our stock ownership guidelines, but each of them beneficially own a significant amount of our outstanding common stock, as indicated in the table below, which is as of December 31, 2022.

Named Executive Officer	Target Stock Ownership as a Multiple of Base Salary	In Compliance?	Beneficial Ownership %	Actual Stock Ownership as a Multiple of Base Salary
Dale Francescon	6x	Yes	6.2%	92x
Robert J. Francescon	6x	Yes	5.1%	73x
David L. Messenger	3x	Yes	Less than 1%	14x

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Elements of Our Executive Compensation Program

During 2022, our executive compensation program consisted of several key elements, which are described in the table below along with the key characteristics of, and the purpose for, each element and key 2022 changes.

Element	Key Characteristics	Purpose	Key 2022 Changes
Base Salary (Fixed, Cash)	A fixed amount that is paid in cash periodically throughout the year and reviewed annually and, if appropriate, adjusted.	Provides a source of fixed income that is market competitive and reflects scope and responsibility of the position held.	11.1% base salary increase for each of our Co-CEOs and 15.4% increase for our CFO.
Short-Term Incentive (STI) (Variable, Cash)	A variable, short-term element of compensation that is payable in cash, based on achievement of key pre-established annual corporate financial goals, and for our CFO, individual goals.	Motivates and rewards our executives for achievement of annual financial and other goals intended to achieve our annual business plan objectives.	The threshold, target and maximum STI opportunities for our NEOs all increased for 2022 over 2021, with the target opportunity representing 350% of base salary for each our Co-CEOs and 250% of base salary for our CFO.
Long-Term Incentives (LTI) (Variable, Restricted Stock Unit and/or Performance Share Unit Awards)

A variable, long-term element of compensation that is provided either solely in PSU awards or a mix of PSU awards and time-vested RSU awards.

The PSU awards vest and are paid out in shares of our common stock on a one-for-one basis upon the achievement of a three-year cumulative performance goal. RSU awards, if granted, are based on target levels of achievement and vest in three equal annual installments. Net shares issued in settlement of the PSU awards are subject to a one-year mandatory holding period.

Aligns the interests of our executives with our stockholders; encourages our executives to focus on long-term company financial performance measures that are deemed strategically and operationally important to our Company; promotes retention of our executives; and encourages significant ownership of our common stock.

Our LTI program consisted of 100% PSU awards.

The LTI opportunities for our NEOs all increased for 2022 over 2021, with the target opportunity representing 500% of base salary for each our Co-CEOs and 313% of base salary for our CFO.

Perquisites	Includes an automobile and cell phone allowance, term life insurance, and aircraft time sharing arrangements.	Assists in allowing our executives to more efficiently utilize their time and support them in effectively contributing to our Company success.	No changes.
Retirement Benefits	Includes a qualified defined contribution retirement plan with a discretionary Company match.	Provides an opportunity for employees to save and prepare financially for retirement.	No changes.

We describe each key element of our executive compensation program in more detail in the following pages, along with the compensation decisions made in 2022.

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Pay for Performance and Pay Mix

We seek to motivate management to achieve improved financial performance of our Company through incentive plans that reward higher performance with increased incentive payouts and hold management accountable for financial performance that falls below targeted levels by paying reduced or no incentive payouts. Accordingly, in general, our executive compensation program emphasizes variable, at-risk, pay elements as a significant portion of each NEO’s total compensation package.

The breakdown of variable, at-risk, pay (broken out between target annual short-term incentives and long-term incentives) compared to fixed pay (i.e., base salary) for our Co-CEOs and CFO is as follows:

Named Executive Officer Compensation

Century has been jointly led by our Co-CEOs since our founding in 2002. The Board views this executive structure as optimal for our Company and not a temporary, transitional or duplicative arrangement. Our Co-CEOs were the two founders of Century and share an aligned vision for the tone, direction and growth of the Company.

Given the trust and confidence that has been developed between our Co-CEOs over the extended period this structure has been in place, these roles are not duplicative, but rather allow each individual to focus his efforts in areas of specific expertise. Further, we have a small number of executive officers, and, due to the absence of other positions typically found on leadership teams, such as a Chief Operating Officer or an Executive Chairman, our Co-CEOs take on additional responsibilities and perform tasks that would normally not be required of a CEO. As such, when determining compensation for our two Co-CEOs, the Compensation Committee takes into account the individual value that each Co-CEO brings to the Company, the broad range of responsibilities and duties that are shared between them, and the demonstrated track record of success that has resulted from this structure.

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Base Salary

Purpose: Base salary is designed to compensate our NEOs at a fixed level of compensation that provides some financial certainty and security for our NEOs, and also serves as a retention tool throughout the executive’s career.

Competitive Positioning: In setting base salaries, the Compensation Committee considers many factors, including each executive’s roles and responsibilities, unique skills, future potential with Century, salary levels for similar positions in our market and internal pay equity.

Our goal is to target the market median for base salary. We review each executive’s base salary and performance every year to determine whether base salary should be adjusted. Along with individual performance, we also consider movement of salary in the market, as well as our financial results from the prior year to determine appropriate salary adjustments. Under their employment agreements, the base salaries of our Co-CEOs may not be adjusted downward.

2022 Review: The Compensation Committee reviewed NEO compensation relative to the market data in early 2022 and determined to increase the base salaries of our Co-CEOs and CFO to move them closer to our target positioning.

Named Executive Officer	2021 Base Salary ($)	2022 Base Salary ($)	Change (%)
Dale Francescon	900,000	1,000,000	11.1%
Robert J. Francescon	900,000	1,000,000	11.1%
David L. Messenger	650,000	750,000	15.4%

Short-Term Incentive – Annual Cash Bonus

Purpose: Our short-term incentive, or annual cash bonus program, is designed to reward the achievement of specific annual financial and operational objectives. Annual cash bonuses are designed to incentivize our NEOs at a variable level of compensation based on Century’s performance, as well as, in the case of our CFO, individual performance.

Competitive Positioning: Our strategy is to target the market median for short-term incentives for performance that meets expected levels and to target total cash compensation (base salary plus target STI) at the market median, with potential to exceed the market median for above target performance. We have established a range of possible payouts under the plan so that our competitive position could be above or below our stated strategy based on performance outcomes.

2022 STI Awards: For 2022, the threshold, target and maximum STI opportunities for our NEOs were as follows, which represent increases over last year:

Named Executive Officer	Threshold	Target	Maximum
Dale Francescon	175% of target	350% of base salary	700% of target
Robert J. Francescon	175% of target	350% of base salary	700% of target
David L. Messenger	125% of target	250% of base salary	500% of target

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These increases were intended to move target total cash compensation for our NEOs closer to our target positioning. As a result of significant revenue growth in recent years, our peer group was adjusted accordingly to incorporate peers which more closely align with the size of Century. The resulting peer group includes homebuilders of a larger size than those previously included in our peer group. The increased target opportunities under the STI program for 2022 were set to appropriately align the opportunities of our NEOs with comparable executives in our new peer group. Given the superior financial and stock price performance of Century in recent years, these increases to the 2022 target opportunities of our NEOs were seen as appropriate. Despite these increased target STI award opportunities, the 2022 target STI opportunity for each of our NEOs remained at the median of the 2021 actual STI awards of comparable executives of companies in our new peer group.

The performance metrics that applied for the 2022 STI plan are described in the table below, which represent changes from last year, emphasizing profitability and specifically adjusted EBITDA over revenue.

Named Executive Officer	2022 Performance Metrics
Co-CEOs	20% revenue 60% EBITDA, as adjusted 20% closings
CFO	15% revenue 45% EBITDA, as adjusted 15% closings 25% individual performance goals

In considering the performance metrics that should apply in calculating our Co-CEOs’ STI awards, the Compensation Committee determined that the performance metrics should be based on overall Company performance as opposed to individual performance. The Compensation Committee furthermore determined that the most important measures of Company success, which should form the basis of our Co-CEOs’ STI awards, continued to be revenue, EBITDA, as adjusted, and number of closings, but emphasized profitability and specifically adjusted EBITDA over revenue, resulting in adjusted EBITDA having a higher weighting than revenue and compared to last year. In considering the performance metrics that should apply in calculating our CFO’s STI award, the Compensation Committee determined that his STI award should be based, in part, on the same Company performance metrics as our Co-CEOs to align the entire executive team, as well as two evenly weighted individual performance goals, which were management of corporate purchasing, construction services and land development group and improvement in financial and operating metrics in financial services.

In determining the 2022 goals for each STI performance metric, the Compensation Committee set the target performance goal at the same level as our 2022 annual business plan and set threshold and maximum performance goals at 10% below target and 10% above target, respectively. In establishing the 2022 annual business plan, the Board of Directors considered a variety of factors, including the Company’s record results for the recently completed full year 2021, the then current homebuilding environment and the expected difference between the two years. The Board of Directors ultimately approved a 2022 business plan that exceeded 2021 actual levels for revenues and closings and that was below 2021’s actual EBITDA, as adjusted, since 2021 had been positively impacted by land sale profits, outsized gains on loan sale premiums, the lowest SG&A percentage in the Company’s history, and lower direct construction costs than what was being experienced in the current year.

By setting the performance goals consistent with the annual business plan, the Compensation Committee believes executives are appropriately challenged and aligned with the Company’s goals. In approving the target for the EBITDA, as adjusted, performance metric for 2022, the Compensation Committee recognized that although the target EBITDA, as adjusted, performance metric for 2022 was below 2021’s actual EBITDA, as adjusted, performance, the Compensation Committee believed it was nonetheless sufficiently challenging and rigorous given the analysis undertaken by the Board of Directors in establishing the 2022 business plan. It is the view of the Compensation Committee that it is appropriate to tie annual performance targets for a year to the annual business plan for that year and therefore only exceed prior year performance if the annual business plan reflects a targeted growth over the prior year. As in past years, if the threshold level for a performance metric was not achieved, then no payout would be made with respect to that metric.

The performance metrics, and the performance levels attached to each, as well as actual performance, are reflected in the following table. Actual performance was between target and maximum for revenue, exceeded maximum for EBITDA, as adjusted, and was between threshold and target for closings.

Performance Metric	Threshold	Target	Maximum	Actual
Revenue	$3.91 billion	$4.34 billion	$4.78 billion	$4.51 billion
EBITDA, as adjusted(1)	$567.8 million	$630.9 million	$694.0 million	$752.9 million
Closings	10,370	11,522	12,674	10,594

(1)	This is a non-GAAP financial measure. EBITDA, as adjusted, is calculated by excluding interest expense, interest in cost of home sales revenue, income tax expense, depreciation, amortization, executive bonuses, the impact of new markets, severance costs, impairments, loss on debt extinguishment and certain other nonrecurring items from net income, as applicable for the year.

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The table below shows the various levels of payout and the actual level of payout for STI cash awards made in February 2023 for each of our NEOs for 2022 performance.

Named Executive Officer	Threshold Payout ($)	Target Payout ($)	Maximum Payout ($)	Actual Payout ($)
Dale Francescon	1,750,000	3,500,000	7,000,000	5,650,202
Robert J. Francescon	1,750,000	3,500,000	7,000,000	5,650,202
David L. Messenger	937,500	1,875,000	3,750,000	3,026,892

Long-Term Incentives – 2022 LTI Program

Purpose: Our long-term incentive program is designed to reward NEOs for the achievement of specific financial objectives, recognize their efforts on our behalf over an extended period of years, and provide an additional incentive and retention element to their overall compensation package. Our LTI program is also intended to align the interests of our executives with our stockholders.

Competitive Positioning: We target the market median for our target LTI program and may pay above the median if performance exceeds target.

LTI Awards and Plan Mechanics: Our LTI program for 2022 consisted of 100% PSU awards, which we utilize to increase the percentage of performance-based compensation provided to our executives and align their compensation with the interests of our stockholders. The PSU awards were granted under the Century Communities, Inc. 2017 Omnibus Incentive Plan and represent the right to receive Century common stock upon vesting. The PSU awards will vest and be paid out upon the achievement of a cumulative adjusted pre-tax income goal over three years. Once paid out, the net shares underlying the PSU awards will be subject to a mandatory one-year holding period.

2022 LTI Award Opportunity: For the 2022 LTI awards, the Compensation Committee first determined a target LTI value for each executive based on a percentage of base salary and then delivered 100% of this value in PSU awards, assuming target performance. The target LTI award opportunity was 500% of base salary for each of our Co-CEOs and approximately 313% of base salary for our CFO for 2022, which, in each case, represented an increase over his target LTI award opportunity from the prior year. Such increases were intended to move the total target direct compensation of our NEOs closer to our target positioning. Similar to the increased target STI award opportunities as discussed above, the target LTI award opportunity for each of our NEOs was also increased to more closely align with the target LTI award opportunities of comparable executives of companies in our new peer group. As stated above, this new peer group was set in response to our significant growth, which led to a change in our peer group to homebuilders of a more comparable size. Despite the increased target LTI award opportunities, the 2022 target LTI award opportunities for our NEOs remained near the median of the 2021 actual LTI awards of comparable executives of companies in our new peer group.

Performance-based (100%)
Named Executive Officer	Threshold (50%)	Target (100%)	Above Target (200% for Co-CEOs and 150% for CFO)	Maximum (250% for Co-CEOs and 200% for CFO)
Dale Francescon	40,591 shares	81,182 shares ($5,000,000)	162,364 shares	202,955 shares
Robert J. Francescon	40,591 shares	81,182 shares ($5,000,000)	162,364 shares	202,955 shares
David L. Messenger	19,078 shares	38,156 shares ($2,350,000)	57,234 shares	76,311 shares

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Long Term Incentives – 2020 LTI Payouts

For the 2020 to 2022 performance period, goals were established and PSU awards were granted in early June 2020 taking into consideration the national housing market and the U.S. macroeconomic environment at that time, the then anticipated effects of the COVID-19 pandemic on Century’s business, and Century’s weak financial and operational performance for March, April and a portion of May 2020. The target goal was based on the business plan for 2020, a 3.5% increase for 2021 and a further 6.5% increase for 2022 plus target executive officer short-term incentive for each year. After careful consideration and with the input of the Compensation Committee’s independent compensation consultant at the time, the Compensation Committee determined that it was appropriate to utilize Century’s 2020 business plan approved by the Board even though it was lower than 2019 actual results, due primarily to the uncertainty and unprecedented market and business conditions caused by the COVID-19 pandemic and the U.S. macroeconomic environment and Century’s then anticipated 2020 through 2022 financial outlook.

For the 2020 to 2022 performance period, we achieved adjusted pre-tax income of $1,519.8 million, far exceeding all goals, including maximum. This was due to our unprecedented record performance across nearly all metrics in each year during the performance period and the strong rebound experienced by the U.S. housing market. Based on this result, the 2020 to 2022 payout was at the maximum performance level.

Accordingly, our Co-CEOs each received 107,913 shares and our CFO received 49,332 shares under the 2020 LTI program which shares were approved for payout upon the Compensation Committee’s certification of performance against the pre-established goal at its meeting on February 8, 2023. The net shares received by our Co-CEOs and CFO are subject to a one-year mandatory holding period. A summary of the PSU awards paid out to our named executive officers for the 2020 to 2022 performance period, and the value realized on vesting for those awards, can be found in the Option Exercises and Stock Vested During 2022 table on page 66 in the “Number of Shares Acquired on Vesting” and “Value Realized on Vesting” columns, respectively.

The table below outlines the performance goal, as well as threshold, target, above target, and maximum adjusted pre-tax income goals that were established by the Committee at the time of grant, along with actual performance, for the 2020 to 2022 PSU awards.

Metric	Threshold	Target	Above Target	Maximum	Actual (Maximum)
Adjusted pre-tax income(1)	$304.7 mil.	$338.5 mil.	$372.4 mil.	$423.2 mil.	$1,519.8 mil.
________________________
(1)	This is a non-GAAP financial measure. Adjusted pre-tax income is calculated by excluding executive bonus expense, acquisition-related expenses, purchase price adjustments, loss from debt extinguishment, impairments, abandonment of land contracts, discontinued operations and certain other nonrecurring expenses from net income before income taxes, as applicable during any particular year.

The performance levels above correspond to the share amounts listed in the table below.

Named Executive Officer	Threshold (50%)	Target (100%)	Above Target (200% for Co- CEOs/150% for CFO)	Maximum (250% for Co- CEOs/200% for CFO)
Dale Francescon	21,583 shares	43,165 shares	86,330 shares	107,913 shares
Robert J. Francescon	21,583 shares	43,165 shares	86,330 shares	107,913 shares
David L. Messenger	12,333 shares	24,666 shares	36,999 shares	49,332 shares

Other Benefits

In 2022, our NEOs had the opportunity to participate in a qualified defined contribution retirement plan on the same basis as our other employees. We believe this plan provides an opportunity for our executives to plan for and meet their retirement savings needs. We do not provide any pension arrangements, nonqualified defined contribution, or other deferred compensation plans.

We provide our NEOs with modest perquisites to attract and retain them and to allow them to more efficiently utilize their time and to support them in effectively contributing to the success of our Company. The perquisites provided to our NEOs during 2022 included an automobile and cellular telephone allowance and, in the case of our Co-CEOs, reimbursements for term life insurance premiums. When it is not being used for Company purposes, the NEOs may use the corporate aircraft for non-Company purposes. In the event of such use, the NEOs are required to reimburse the Company at a lease rate equal to the aggregate incremental per hour cost of each flight pursuant to the terms of their aircraft time sharing agreements. We believe these benefits are an important part of our overall compensation program and help us accomplish our goal of attracting, retaining, and rewarding top executive talent.

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Employment Agreements, SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS, and POST-TERMINATION RESTRICTIONS

The compensation paid to our NEOs is governed, in part, by written employment agreements with them, which are described below under “Executive Compensation—Employment and Other Agreements.” The purpose of these agreements is to define the essential terms of these executives’ employment relationships in a manner that will protect our business and other interests and the interests of the executive, including in the event his employment is terminated upon certain events. The severance provisions in the agreement are intended to induce these executives to continue employment with our Company and to retain them and provide consideration to them for certain restrictive covenants that apply following a termination of employment. Additionally, we entered into these agreements because they provide us valuable protection by subjecting these executives to restrictive covenants that prohibit the disclosure of confidential information during and following their employment and limit their ability to engage in competition with us or otherwise interfere with our business relationships following a termination of their employment. The receipt of any severance by these executives is conditioned upon his execution of a release of claims.

To encourage continuity, stability, and retention when considering the potential disruptive impact of an actual or potential corporate transaction, we have established change in control arrangements, including provisions in our employment agreements with our NEOs. These provisions provide our NEOs certain payments and benefits in the event of a termination of their employment in connection with a change in control. These additional payments and benefits will not be triggered just by a change in control, but require a termination event not within the control of the executive, and thus are known as “double trigger” change in control arrangements. These “double trigger” change in control protections are intended to induce executives to accept or continue employment with our Company, provide consideration to executives for certain restrictive covenants that apply following termination of employment, and provide continuity of management in connection with a threatened or actual change in control transaction. If the employment of one of our NEOs is terminated by Century without cause or by him for good reason within 24 months following or in the case of our Co-CEOs, within six months preceding, a change in control, the executive will be entitled to receive a severance payment and certain benefits. The receipt of any severance is conditioned upon the executive’s execution of a release of claims.

We believe these change in control arrangements with our NEOs are an important part of our executive compensation program in part because they mitigate some of the risk for executives working in a smaller public company where there is a meaningful likelihood that the company may be acquired. Change in control benefits are intended to attract and retain qualified executives who, absent these arrangements and in anticipation of a possible change in control of our Company, might consider seeking employment alternatives to be less risky than remaining with our Company through the transaction. We believe that relative to our Company’s overall value, our potential change in control benefits are relatively small and are aligned with current peer company practices.

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Risk Assessment

As a result of our assessment on risk in our compensation programs, we concluded that our compensation policies, practices, and programs and related compensation governance structure work together in a manner so as to encourage our executives (and other employees) to pursue growth strategies that emphasize stockholder value creation, but not to take unnecessary or excessive risks that could threaten the value of our Company. For more information on this assessment, see the discussions under “Executive Compensation—Compensation Risk Assessment.”

Clawback Policy

We maintain a robust clawback policy pursuant to which we may recover cash and equity incentive compensation from current or former officers in the event a financial metric used to determine the vesting or payment of incentive compensation to an executive was calculated incorrectly and resulted in a financial restatement. We intend to revise this policy during 2023 to comply with recent SEC rule changes and anticipated NYSE rule changes.

ANTI-HEDGING AND ANTI-PLEDGING Policy

Century considers it improper and inappropriate for those employed by the Company to engage in short-term or speculative transactions in our securities or in other transactions in our securities that may lead to inadvertent violations of the insider trading laws. Accordingly, our insider trading policy prohibits certain of our employees, including our NEOs, from engaging in any hedging transactions, short sales, transactions in publicly traded options, such as puts, calls and other derivatives, or short-term trading. Our insider trading policy also prohibits certain of our employees, including our NEOs from pledging our common stock. Our anti-hedging and pledging policy is described later in this proxy statement under “Executive Compensation—Anti-Hedging and Pledging Policy.”

Tax CONSIDERATIONS

Code Section 162(m) imposes an annual deduction limit of $1 million on the amount of compensation paid to each “covered employee,” which includes our named executives. Compensation paid to our named executive officers over this limit is nondeductible. While the Compensation Committee considers tax deductibility as one of many factors in determining executive compensation, we will continue to structure our executive compensation program so that a significant portion of total executive compensation is linked to the performance of our Company even though amounts in excess of the Code Section 162(m) limit are not deductible.

Competitive Considerations and Use of Market Data

We strive to compensate our executive officers competitively relative to industry peers. To ensure reasonableness and competitiveness of our executive compensation packages relative to the industry, the Compensation Committee regularly evaluates our peer group with the aid of our independent external compensation consultant and with input from management. Data from our peer group, therefore, is considered in the compensation benchmarking process as one input in helping to determine appropriate pay levels.

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In establishing compatibility between Century and the members of our peer group, the following three factors were considered:

Industry	Revenue	Price to Earnings Ratio

Based on these considerations, the following 15 companies were selected by the Compensation Committee, upon recommendation of its compensation consultant, WealthPoint, in September 2021 as members of our peer group for purposes of analyzing the market competitiveness of our 2022 executive compensation program:

Beazer Homes USA, Inc.	LGI Homes, Inc.	PulteGroup, Inc.
Cavco Industries Inc.	M.D.C. Holdings, Inc.	Skyline Champion Corporation
Dream Finders Homes, Inc.	M/I Homes, Inc.	Taylor Morrison Home Corporation
Hovnanian Enterprises, Inc.	Meritage Homes Corporation	Toll Brothers, Inc.
KB Home	NVR, Inc.	TRI Pointe Group, Inc.

This peer group is an expansion of the peer group from the prior year. The Compensation Committee expanded the peer group by six additional companies based on a belief that a larger peer group is more useful, in that it helps management and the Compensation Committee better focus on current pay trends in the industry. In expanding the size of the peer group, the Compensation Committee noted that the two major proxy advisory firms, Institutional Shareholder Services, Inc. and Glass Lewis & Co. Inc., also ascribe to a “larger is better” peer group philosophy as ISS recommends a peer group of 14 to 24 peer companies and its peer group for Century was comprised of 18 peer companies and Glass Lewis’s peer group for Century was comprised of 15 peer companies at that time.

All of the peer group companies are public companies in the homebuilding or manufactured housing industries and that have annual revenues and a price to earnings ratio generally within a range of our annual revenues and price to earnings ratio. We potentially compete with these peers for employees, land, customers and trade partners in various markets. Even though some of the peers may be larger than we are nationally, we are larger than some or all of the peers in certain markets. As of July 2022, when the peer group was recommended by WealthPoint, we ranked at the 51st percentile of our peer group for revenue and 36th percentile for price to earnings ratio.. In constructing this peer group, the Compensation Committee also considered whether to include companies that ISS considered a peer of ours in their latest voting recommendations report.

How We Make Compensation Decisions

There are several elements to our executive compensation decision-making, which we believe allow us to most effectively implement our compensation philosophy. The Compensation Committee, its independent external compensation consultant, and management all have a role in decision-making for executive compensation. The following table summarizes their roles and responsibilities.

Responsible Party	Roles and Responsibilities
Compensation Committee (Comprised solely of independent directors and reports to the Board of Directors)

●     Oversees all aspects of our executive compensation program.

●     Annually reviews and approves our corporate goals and objectives relevant to executive officer compensation.

●     Evaluates each executive officer’s performance in light of such goals and objectives, and determines and approves his compensation based on this evaluation.

●     Determines and approves all executive officer compensation, including salary, bonus, and equity and non-equity incentive compensation.

●     Administers our equity and incentive compensation plans and reviews and approves equity awards and payouts.

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Responsible Party	Roles and Responsibilities

●     Reviews our incentive compensation arrangements to confirm that incentive pay does not encourage unnecessary risk-taking.

●     Evaluates market competitiveness of each executive officer’s compensation.

●     Evaluates proposed changes to our executive officer compensation program.

●     Assists the Board in developing and evaluating potential candidates for executive officer positions and overseeing the development of executive succession plans.

●     Has sole authority to hire consultants, approve their fees, and determine the nature and scope of their work.

Independent External Compensation Consultant (WealthPoint, LLC) (Independent under NYSE listing standards and reports to the Compensation Committee)

●     Provides advice and guidance on the appropriateness and competitiveness of our executive compensation program relative to our performance and market practice.

●     Reviews total compensation strategy and pay levels for executive officers.

●     Examines our executive compensation program to ensure that each element supports our business strategy.

●    Assists in selection of peer companies and gathering competitive market data.

●     Reviews structure and competitiveness of our non-employee director compensation program.

Co-Chief Executive Officers (With the support of other members of the management team)

●     Review performance of other Section 16 officers and make recommendations with respect to their compensation.

●     Confer with the Compensation Committee and compensation consultant concerning design and development of compensation and benefit plans.

●     Provide no input or recommendations with respect to their own compensation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” with our management. Based on this review and these discussions, the Compensation Committee has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022.

COMPENSATION COMMITTEE James M. Lippman, Chair Patricia L. Arvielo John P. Box Keith R. Guericke

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EXECUTIVE COMPENSATION

Summary Compensation Table

The table set forth below summarizes the compensation information for each of the individuals who served as a “principal executive officer” or “principal financial officer” during 2022. Our Co-CEOs and CFO are our only executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Dale Francescon	2022	979,167	0	4,540,509	5,650,202	73,589	11,243,467
Chairman of the Board	2021	900,000	0	2,816,154	2,962,994	74,524	6,753,672
and Co-Chief Executive Officer	2020	850,000	0	4,557,972	2,916,887	74,524	8,399,383
Robert J. Francescon	2022	979,167	0	4,540,509	5,650,202	73,589	11,243,467
Co-Chief Executive	2021	900,000	0	2,816,154	2,962,994	73,792	6,752,940
Officer and President	2020	850,000	0	4,557,972	2,916,887	73,792	8,398,651
David L. Messenger	2022	729,167	0	2,134,065	3,026,892	19,589	5,909,713
Chief Financial Officer	2021	650,000	500,000	1,267,262	1,538,619	19,276	3,975,157
and Secretary	2020	550,000	0	2,091,584	1,083,885	19,276	3,744,745

(1)	Our annual cash bonuses which are based on performance and measured against pre-established performance goals are reported in the “Non-Equity Incentive Plan Compensation” column.

(2)	Amounts reported represent the grant date fair value of PSU awards granted to our NEOs, computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, taking into consideration an illiquidity discount in light of a mandatory one-year holding period on the shares of common stock issued in settlement of the PSU awards. These are not amounts paid to or realized by the NEOs. We caution that the amounts reported in the table for stock awards and, therefore, total compensation may not represent the amounts that each NEO will actually realize from the awards. Whether, and to what extent, an NEO realizes value will depend on a number of factors, including Company performance and stock price. The grant date fair value of the PSU awards assumes target levels of performance. The grant date fair value of the 2022 PSU awards assuming maximum levels of performances are as follows: Mr. Dale Francescon ($11,351,273); Mr. Robert Francescon ($11,351,273); and Mr. Messenger ($4,268,074). See “Compensation Discussion and Analysis—Named Executive Officer Compensation—Long-Term Incentives” for a description of our long-term incentive awards and payouts for 2022.

(3)	Amounts reported represent payouts under our short-term incentive plan and for each year reflect amounts earned for that year but paid during the following year. See “Compensation Discussion and Analysis—Named Executive Officer Compensation—Short-Term Incentive—Annual Cash Bonus” for a description of our short-term incentive plan and payouts for 2022.

(4)	Amounts reported in this column for 2022 include:

Name	Company Match 401(k) Contributions ($)	Auto and Cell Phone Allowance ($)	Life Insurance Premiums ($)	Total Other Compensation ($)
Dale Francescon	13,500	30,000	30,089	73,589
Robert J. Francescon	13,500	30,000	30,089	73,589
David L. Messenger	13,500	6,000	89	19,589

Amounts reported in the Life Insurance Premiums column for the Co-CEOs include $30,000 term life insurance premium reimbursement pursuant to the terms of their respective employment agreements and an additional amount imputed to them as income as a result of the Company’s employee group term life insurance program.

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Employment and Other Agreements

Co-CEO Employment Agreements

We are party to employment agreement with each of our Co-CEOs, Dale Francescon and Robert J. Francescon, which was amended most recently in July 2020. These agreements have an initial five-year term and provide for automatic one-year extensions thereafter and contain customary confidentiality provisions as well as non-competition and non-solicitation provisions. The agreements provide for certain aspects of their compensation packages, including participation in our equity incentive plans; reimbursement of up to $2,500 per month for term life insurance premiums; and a $2,500 per month automobile and cell phone allowance. The agreements also contain customary severance provisions described later in this proxy statement.

CFO Employment Agreement

We are also party to an employment agreement with our CFO, David L. Messenger, which was amended most recently in July 2020. This agreement has an initial term of three years and provides for automatic one-year extensions thereafter and contains customary confidentiality provisions as well as non-competition and non-solicitation provisions. This agreement provides for certain aspects of his compensation package, including participation in our equity incentive plans and a $500 per month automobile and cell phone allowance. The agreements also contain customary severance provisions described later in this proxy statement.

Other Agreements

In January 2018, we entered into aircraft time sharing agreements with Dale Francescon, Robert J. Francescon, and David L. Messenger, which govern their personal use of the Company’s aircraft during their employment and their reimbursement of the Company for the costs of any such use. The lease rate payable by the executives thereunder equals the aggregate incremental per hour cost of each flight, as such cost is described in the agreements. Use of the aircraft by the executives is subject to prior approval of the Co-Chief Executive Officers, and is at all times subordinate to use by the Company. Each of the agreements has an initial term of one year and provides for automatic one-year extensions thereafter, unless (i) either party provides the other with at least 30 days’ prior written notice of non-renewal, or (ii) the agreement is terminated on shorter notice as provided therein.

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GRANTS OF PLAN-BASED AWARDS DURING 2022

The table below provides information concerning grants of plan-based awards to each of our NEOs during the year ended December 31, 2022. Non-equity incentive plan awards were granted under our annual cash bonus plan, the material terms of which are described under “Compensation Discussion and Analysis—Named Executive Officer Compensation—Short-Term Incentive-Annual Cash Bonus.” Stock awards in the form PSU awards were granted under our stockholder-approved plan, the Century Communities, Inc. 2017 Omnibus Incentive Plan. The material terms of these awards are described under “Compensation Discussion and Analysis—Named Executive Officer Compensation—Long-Term Incentives” and in the notes to the table below.

		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)			All Other Stock	Grant
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Awards: Number of Shares of Stock or Units (#)	Date Fair Value Stock and Option Awards(3) ($)
Dale Francescon
Cash award	—	1,750,000	3,500,000	7,000,000
PSU award	03/10/22				40,591	81,182	202,955		4,540,509
Robert J. Francescon
Cash award	—	1,750,000	3,500,000	7,000,000
PSU award	03/10/22				40,591	81,182	202,955		4,540,509
David L. Messenger
Cash award	—	946,500	1,875,000	3,750,000
PSU award	03/10/22				19,078	38,156	76,311		2,134,065

(1)	Amounts reported represent potential future payouts under our short-term incentive plan. Actual payouts under this plan are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)	Amounts reported represent the range of PSU award payouts for the 2022 to 2024 performance period. The range includes an “above target” payout, which would result in the following share payouts: Dale Francescon (162,364); Robert J. Francescon (162,364); and David L. Messenger (57,234), excluding shares to be issued upon the settlement of dividend equivalent rights. The net shares of our common stock issued upon vesting of the PSU awards are subject to a mandatory one-year holding period. Information regarding the PSU awards is set forth under “Compensation Discussion and Analysis—Named Executive Officer Compensation—Long-Term Incentives.”

(3)	Amounts reported represent the grant date fair value of the PSU awards granted to our NEOs, computed in accordance with FASB ASC Topic 718, taking into consideration an illiquidity discount in light of a mandatory one-year holding period on the shares of common stock issued in settlement of the PSU awards, and assuming target levels of performance for the PSU awards. The PSU awards will vest upon certain terminations of employment and upon a change in control if the award is not continued, assumed, or substituted with equivalent awards by the successor entity.

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Outstanding Equity Awards as of December 31, 2022

The following table sets forth information with respect to all outstanding, unvested RSU awards and PSU awards held by our NEOs as of December 31, 2022. No other equity awards were held by our NEOs as of December 31, 2022.

	Stock Awards as of December 31, 2022
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(2) ($)
Dale Francescon
RSU awards(3)	22,417	1,121,074
2022-2024 PSU award(4)			82,226	4,112,122
2021-2023 PSU award(5)			69,326	3,466,993
Robert J. Francescon
RSU awards(3)	22,417	1,121,074
2022-2024 PSU award(4)			82,226	4,112,122
2021-2023 PSU award(5)			69,326	3,466,993
David L. Messenger
RSU awards(3)	11,279	564,063
2022-2024 PSU award(4)			38,646	1,932,686
2021-2023 PSU award(5)			24,958	1,248,150

(1)	Amounts reported represent the value of RSU awards based on the number of shares of Century common stock underlying the RSU awards that have not vested, including dividend equivalents, multiplied by the closing price of our common stock on the last trading day of 2022, December 30, 2022 ($50.01), as reported by the NYSE.

(2)	Amounts reported represent the value of PSU awards that were in progress based on the number of shares of Century common stock underlying the PSU awards, including any dividend equivalents, multiplied by the closing price of our common stock on the last trading day of 2022, December 30, 2022 ($50.01), as reported by the NYSE.

(3)	Comprised of 12,325 unvested shares underlying an RSU award granted on March 17, 2021, 9,592 unvested shares underlying an RSU award granted on June 2, 2020 and 500 shares underlying dividend equivalent rights that have accrued and will be paid out at the same time as the shares underlying the RSU award for each of Dale Francescon and Robert J. Francescon and 5,546 unvested shares underlying an RSU award granted on March 17, 2021, 5,481 unvested shares underlying an RSU award granted on June 2, 2020 and 252 shares underlying dividend equivalent rights that accrued and will be paid out at the same time as the shares underlying the RSU award for David L. Messenger. Each of these awards vests in equal installments on the first, second, and third year anniversaries of the respective grant dates, subject to the executive’s continued employment with us. The RSU awards will vest earlier upon certain terminations of employment and upon a change in control if the award is not continued, assumed, or substituted with equivalent awards by the successor entity.

(4)	The 2022 to 2024 PSU awards will vest, if at all, solely based on the accomplishment of the performance goal established for the three-year performance period, which will end on December 31, 2024. In addition, the PSU awards will vest earlier upon certain terminations of employment and upon a change in control if the award is not continued, assumed, or substituted with equivalent awards by the successor entity. Once vested, the net shares issued upon settlement of the PSU award will be subject to a one-year mandatory holding period. Amounts reported represent the number of PSU awards that were in progress based on actual levels of performance through 2022. Includes 1,044 shares underlying dividend equivalent rights for each of Dale Francescon and Robert J. Francescon and 490 shares underlying dividend equivalent rights for David L. Messenger that have accrued and will be paid out at the same time as the shares underlying the PSU award.

(5)	The 2021 to 2023 PSU awards will vest, if at all, solely based on the accomplishment of the performance goal established for the three-year performance period, which will end on December 31, 2023. In addition, the PSU awards will vest earlier upon certain terminations of employment and upon a change in control if the award is not continued, assumed, or substituted with equivalent awards by the successor entity. Once vested, the net shares issued upon settlement of the PSU award will be subject to a one-year mandatory holding period. Amounts reported represent the number of PSU awards that were in progress based on actual levels of performance through 2022. The 2021 to 2023 PSU awards do not accrue dividend equivalent rights.

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Option Exercises and Stock Vested During 2022

The table below provides information regarding stock awards (in the form of RSU awards and PSU awards) that vested for each of our NEOs during the year ended December 31, 2022. No option awards were exercised or outstanding during the year ended December 31, 2022.

	Stock Awards
Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Dale Francescon
RSU awards	27,611	1,628,860
2020-2022 PSU award	107,913	6,756,433
Robert J. Francescon
RSU awards 2020-2022 PSU award	27,611 107,913	1,628,860 6,756,433
David L. Messenger
RSU awards 2020-2022 PSU award	15,021 49,332	883,144 3,088,677

(1)	The number of shares acquired upon vesting reflects the gross number of shares acquired absent netting of any shares surrendered to satisfy tax withholding requirements and includes shares underlying dividend equivalent rights that accrued and were paid out at the same time as the shares underlying the RSU award. For each of Dale Francescon and Robert J. Francescon, 233 shares were issued upon settlement of dividend equivalent rights and for David L. Messenger, 124 shares were issued upon settlement of dividend equivalent rights, in each case as accrued on the RSU awards.

(2)	The value realized on vesting for RSU awards represents the gross number of shares acquired multiplied by the closing price of our common stock, as reported by the NYSE, on the vesting date or the last trading day immediately prior to the vesting date if the vesting date was not a trading day. The value realized on vesting for PSU awards represents the gross number of shares acquired multiplied by the closing price of our common stock, as reported on the NYSE, on February 8, 2023 (the payout date for the 2020 to 2022 PSU awards) of $62.61 per share. The net shares issued upon vesting of the PSU awards are subject to a one-year mandatory holding period. The 2020 to 2022 PSU awards did not accrue any dividend equivalent rights.

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pay versus performance

Pay Versus Performance Table

As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of SEC Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” to our NEOs, within the meaning of such rules, and certain financial performance measures of our Company. The table below provides information regarding compensation actually paid to our Co-CEOs, our two co-principal executive officers (“PEOs”), and our CFO, our only other non-PEO named executive officer, during each of the past three fiscal years, as well as total stockholder return, net income and adjusted pre-tax income information for each of the past three fiscal years. For further information regarding our pay for performance philosophy and how we align executive compensation with our performance, see “Compensation Discussion and Analysis.”

Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(4) ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(5)(6) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income(9) ($)	Adjusted Pre-Tax Income(10) ($)
					Total Shareholder Return(7) ($)	Peer Group Total Shareholder Return(8) ($)
2022	11,243,467	4,167,973	5,909,713	2,764,958	187	125	525.1 mil.	724.4 mil.
2021	6,753,672	21,042,937	3,975,157	10,204,341	477	289	498.5 mil.	665.7 mil.
2020	8,399,383	17,932,272	3,744,745	7,909,240	141	132	206.2 mil.	281.5 mil.

(1)	Amounts reported represent the Summary Compensation Table total for Dale Francescon, one of our Co-CEOs, for each of the years presented. Because the Summary Compensation Table total for Robert J. Francescon, our other Co-CEO, for each of the years presented is either the same or substantially the same as the Summary Compensation Table total for Mr. Dale Francescon for each of the years presented and to ease the presentation of the information in the table, this information is not included in a separate column to this table. The Summary Compensation Table totals for Robert J. Francescon are $11,243,467, $6,752,940 and $8,398,651 for 2022, 2021 and 2020, respectively. See “Executive Compensation—Summary Compensation Table.”

(2)	Amounts reported represent compensation actually paid to Dale Francescon, one of our Co-CEOs, for each of the years presented. Because the compensation actually paid to Robert J. Francescon, our other Co-CEO, for each of the years presented is substantially the same as compensation actually paid to Mr. Dale Francescon for each of the years presented and to ease the presentation of the information in the table, this information is not included in a separate column to this table. The compensation actually paid to Robert J. Francescon is $4,167,973, $21,042,205 and $17,931,540 for 2022, 2021 and 2020, respectively. The dollar amounts in this column do not reflect the actual amount of compensation awarded to, earned by or paid to either Dale Francescon or Robert J. Francescon during the applicable year.

(3)	Compensation actually paid to PEO consists of the following amounts deducted from or added to the Summary Compensation Table total for each of our Co-CEOs for each of the years presented:

		Dale Francescon	Robert J. Francescon
Summary Compensation Table Total for 2022		$11,243,467	$11,243,467
Deduct: Stock-based awards(a)		(4,540,509)	(4,540,509)
Add:	Year-end fair value of equity awards granted during the year that are outstanding and unvested(b)	3,686,475	3,686,475
Add:	Change in fair value of equity awards granted in prior years that are outstanding and unvested(c)	(2,639,730)	(2,639,730)
Add:	Change in fair value of equity awards granted in prior years that vested during the year(d)	(3,654,245)	(3,654,245)
Add:	Value of dividend equivalents accrued on equity awards during the year(e)	72,515	72,515
Compensation Actually Paid for 2022		$4,167,973	$4,167,973

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		Dale Francescon	Robert J. Francescon
Summary Compensation Table Total for 2021		$6,753,672	$6,752,940
Deduct: Stock-based awards(a)		(2,816,154)	(2,816,154)
Add:	Year-end fair value of equity awards granted during the year that are outstanding and unvested(b)	6,603,353	6,603,353
Add:	Change in fair value of equity awards granted in prior years that are outstanding and unvested(c)	4,827,105	4,827,105
Add:	Change in fair value of equity awards granted in prior years that vested during the year(d)	5,648,216	5,648,216
Add:	Value of dividend equivalents accrued on equity awards during the year(e)	26,745	26,745
Compensation Actually Paid for 2021		$21,042,937	$21,042,205

Summary Compensation Table Total for 2020		$8,399,383	$8,398,651
Deduct: Stock-based awards(a)		(4,557,972)	(4,557,972)
Add:	Year-end fair value of equity awards granted during the year that are outstanding and unvested(b)	9,466,162	9,466,162
Add:	Change in fair value of equity awards granted in prior years that are outstanding and unvested(c)	2,607,063	2,607,063
Add:	Change in fair value of equity awards granted in prior years that vested during the year(d)	2,017,635	2,017,635
Add:	Value of dividend equivalents accrued on equity awards during the year(e)	0	0
Compensation Actually Paid for 2020		$17,932,272	$17,931,540

(a)	Represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year. No option awards were granted during any of the years presented.

(b)	Represents the year-end value of equity awards granted during the applicable year that are outstanding and unvested as of the end of such applicable year.

(c)	Represents the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any equity awards granted in prior years that are outstanding and unvested as of the end of such applicable year.

(d)	Represents the amount of change as of the vesting date (from the end of the prior fiscal year) in fair value of any equity awards granted in prior years that vested during the applicable year.

(e)	Represents the dollar value of any dividends or other earnings paid on equity awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year.

Since we do not have a pension plan, all of the foregoing adjustments are equity award adjustments for each applicable year and include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of such applicable year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any equity awards granted in prior years that are outstanding and unvested as of the end of such applicable year; (iii) for equity awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for equity awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for equity awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on equity awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for such applicable year. Adjustments as provided in clauses (iii) and (v) are inapplicable for all of the years presented in the table.

The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The value of RSU awards is based on the fair value as of the end of the covered year or change in fair value during the covered year, in each case based on the closing sale price of our common stock, as reported by the NYSE. The value of PSU awards is based on the fair value as of the end of the covered year or change in fair value during the covered year, in each case based on the same methodology as used in our consolidated financial statements included in our most recent annual report on Form 10-K for the year ended December 31, 2022.

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(4)	Since David Messenger, our CFO, is our only other non-PEO named executive officer, the amounts in this column represent the Summary Compensation Table total for Mr. Messenger for each of the years presented.

(5)	Since David Messenger, our CFO, is our only other non-PEO named executive officer, the amounts in this column represent the compensation actually paid to Mr. Messenger for each of the years presented. The dollar amounts in this column do not reflect the actual amount of compensation awarded to, earned by or paid to Dale Messenger during the applicable year.

(6)	Average compensation actually paid to non-PEO named executive officers consists of the following amounts deducted from and added to the Summary Compensation Table total for our CFO for each of the years presented:

		David Messenger
Summary Compensation Table Total for 2022		$5,909,713
Deduct: Stock-based awards(a)		(2,134,065)
Add:	Year-end fair value of equity awards granted during the year that are outstanding and unvested(b)	1,732,664
Add:	Change in fair value of equity awards granted in prior years that are outstanding and unvested(c)	(1,050,011)
Add:	Change in fair value of equity awards granted in prior years that vested during the year(d)	(1,728,200)
Add:	Value of dividend equivalents accrued on equity awards during the year(e)	34,857
Compensation Actually Paid for 2022		$2,764,958

Summary Compensation Table Total for 2021		$3,975,157
Deduct:	Stock-based awards(a)	(1,267,262)
Add:	Year-end fair value of equity awards granted during the year that are outstanding and unvested(b)	2,513,327
Add:	Change in fair value of equity awards granted in prior years that are outstanding and unvested(c)	2,340,534
Add:	Change in fair value of equity awards granted in prior years that vested during the year(d)	2,628,763
Add:	Value of dividend equivalents accrued on equity awards during the year(e)	13,823
Compensation Actually Paid for 2021		$10,204,341

Summary Compensation Table Total for 2020		$3,744,745
Deduct:	Stock-based awards(a)	(2,091,584)
Add:	Year-end fair value of equity awards granted during the year that are outstanding and unvested(b)	4,138,297
Add:	Change in fair value of equity awards granted in prior years that are outstanding and unvested(c)	1,252,883
Add:	Change in fair value of equity awards granted in prior years that vested during the year(d)	864,898
Add:	Value of dividend equivalents accrued on equity awards during the year(e)	0
Compensation Actually Paid for 2020		$7,909,240

(a)	Represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year. No option awards were granted during any of the years presented

(b)	Represents the year-end value of equity awards granted during the applicable year that are outstanding and unvested as of the end of such applicable year.

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(c)	Represents the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any equity awards granted in prior years that are outstanding and unvested as of the end of such applicable year.

(d)	Represents the amount of change as of the vesting date (from the end of the prior fiscal year) in fair value of any equity awards granted in prior years that vested during the applicable year.

(e)	Represents the dollar value of any dividends or other earnings paid on equity awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for such applicable year.

Since we do not have a pension plan, all of the foregoing adjustments are equity award adjustments for each applicable year and include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of such applicable year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any equity awards granted in prior years that are outstanding and unvested as of the end of such applicable year; (iii) for equity awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for equity awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for equity awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on equity awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for such applicable year. Adjustments as provided in clauses (iii) and (v) are inapplicable for all of the years presented in the table.

The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The value of RSU awards is based on the fair value as of the end of the covered year or change in fair value during the covered year, in each case based on the closing sale price of our common stock, as reported by the NYSE. The value of PSU awards is based on the fair value as of the end of the covered year or change in fair value during the covered year, in each case based on the same methodology as used in our consolidated financial statements included in our most recent annual report on Form 10-K for the year ended December 31, 2022.

(7)	The total shareholder return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our stock price at the end and the beginning of the measurement period by our stock price at the beginning of the measurement period.

(8)	The peer group total shareholder return is based on the industry peer group we use for purposes of our stock performance graph in our most annual report on Form 10-K for the year ended December 31, 2022 and consists of the following companies: Beazer Homes USA, Inc., Hovnanian Enterprises, Inc., KB Home, LGI Homes, Inc., M.D.C. Holdings, Inc., M/I Homes, Inc., Meritage Home Corporation, Taylor Morrison Home Corporation, and Tri Pointe Homes, Inc. The peer group cumulative total shareholder return is calculated using the same methodology as described in note (7) above, with the returns of each component company of this group weighted according to the respective company’s stock market capitalization at the beginning of each period for which a return is indicated.

(9)	Amounts reported represent the amount of net income reflected in our audited consolidated financial statements for the applicable year.

(10)	Amounts reported represent the amount of adjusted pre-tax income, which is a non-GAAP financial measure that is calculated by excluding executive bonus expense, acquisition-related expenses, purchase price adjustments, loss from debt extinguishment, impairments, abandonment of land contracts, discontinued operations and certain other nonrecurring expenses from net income before income taxes, as applicable during any particular year. While we use several financial and non-financial performance measures for purposes of evaluating performance for our compensation programs, we have determined that adjusted pre-tax income is the financial performance measure that, in our assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) that we use to link compensation actually paid to our NEOs, for the most recently completed fiscal year, to our performance.

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Financial Performance Measures

We used the following financial performance measures during 2022 to link compensation actually paid to our named executive officers to company performance:

Dale Francescon	Robert J. Francescon	David Messenger
Adjusted Pre-Tax Income	Adjusted Pre-Tax Income	Adjusted Pre-Tax Income
Adjusted EBITDA	Adjusted EBITDA	Adjusted EBITDA
Revenue	Revenue	Revenue
Closings	Closings	Closings
Individual Performance

Pay Versus Performance Relationship

In accordance with Item 402(v) of SEC Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay versus Performance table above. The graphs below illustrate the high correlation between compensation actually paid to our NEOs and our cumulative total stockholder return (TSR) and the high correlation between compensation actually paid to our NEOs during 2020 and 2021 and substantial increases in our net income and adjusted pre-tax income during those years. Despite another significant increase in our net income and adjusted pre-tax income during 2022 as compared to 2021, compensation actually paid to our NEOs during 2022 decreased significantly primarily as a result of nearly 40% decrease in our common stock price during 2022.

Century TSR and Peer Group TSR.

The following graph compares the cumulative total stockholder return (assuming reinvestment of dividends) on $100 invested in each of our common stock and an industry peer group for the three-year period from December 31, 2019 to December 31, 2022. The industry peer group is the same peer group that we use for purposes of our stock performance graph in our most annual report on Form 10-K for the year ended December 31, 2022 and consists of the following companies: Beazer Homes USA, Inc., Hovnanian Enterprises, Inc., KB Home, LGI Homes, Inc., M.D.C. Holdings, Inc., M/I Homes, Inc., Meritage Home Corporation, Taylor Morrison Home Corporation, and Tri Pointe Homes, Inc. Our cumulative TSR consistently outperformed the industry peer group’s cumulative TSR during the three years presented in the table.

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Compensation Actually Paid and Company TSR. As demonstrated by the following graph, the amount of compensation actually paid to our NEOs is aligned with our cumulative TSR over the three years presented in the table. The alignment of compensation actually paid with our cumulative TSR over the period presented is because a significant portion of the compensation actually paid to our NEOs is comprised of equity awards, the value of which is driven by our stock price. As described in more detail under “Compensation Discussion and Analysis,” approximately 53% of total target compensation awarded to our Co-CEOs and 47% of total target compensation awarded to our CFO was comprised of equity awards for 2022, which consisted solely of performance stock units. For 2021 and 2020, 55% and 47%, respectively, of total target compensation awarded to our Co-CEOs and 48% and 52%, respectively, of total target compensation awarded to our CFO was comprised of equity awards, which consisted of a mix of performance stock units and time-based restricted stock units.

Compensation Actually Paid and Net Income and Adjusted Pre-Tax Income. As demonstrated by the following two graphs, the amount of compensation actually paid to our NEOs is aligned with our net income and our adjusted pre-tax income over the three years presented in the table. While we do not use net income as a performance measure in our overall executive compensation program, the performance measure of net income is correlated with the performance measures of adjusted EBITDA and adjusted pre-tax income, which performance measures we use when setting goals for our short-term incentive program and long-term incentive program, respectively. As described in more detail under “Compensation Discussion and Analysis,” we emphasize performance-based compensation elements, with superior performance resulting in above-market pay, and underwhelming performance resulting in below-market pay. For 2022, 89% of total target compensation awarded to our Co-CEOs and 85% of total target compensation awarded to our CFO was comprised of performance-based compensation. For 2021 and 2020, 84% and 81%, respectively, of total target compensation awarded to our Co-CEOs and 77% and 76%, respectively, of total target compensation awarded to our CFO was comprised of performance-based compensation.

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CEO Pay Ratio Disclosure

Under Section 953(b) of the Dodd-Frank Act and Item 402(u) of SEC Regulation S-K, we are required to provide the ratio of the annual total compensation of each of Dale Francescon, our Co-CEO, and Robert J. Francescon, our Co-CEO, to the median of the annual total compensation of all employees of our company (other than our Co-CEOs). This ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the “median employee” and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported by us, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their pay ratios.

For 2022:

●	the annual total compensation of each of our Co-CEOs was $11,243,467;

●	the annual total compensation of the employee identified at median of our Company (other than our Co-CEOs) was $103,910; and

●	based on this information, the ratio of the annual total compensation of each of our Co-CEOs to the annual total compensation of our median employee (identified in accordance with SEC rules and as described in greater detail below) was estimated to be 108:1.

To identify our median employee and to calculate the annual total compensation of our median employee and that of our co-CEOs, we used the following methodology, assumptions, and estimates:

●	Identification of Median Employee. To identify our median employee, we used the following methodology: we selected December 31, 2022 as the date to identify our employee population and “median employee.” We determined that, as of that date, our entire employee population, excluding our Co-CEOs, consisted of 1,529 total employees. In determining this population, we considered the employees of our subsidiaries and all of our employees other than our Co-CEOs, whether employed on a full-time, part-time, temporary, or seasonal basis. We did not include any contractors or other non-employee workers in our employee population. To identify the “median employee” from our employee population, we selected W-2 earnings as the most appropriate measure of compensation. To make them comparable, the W-2 earnings for newly hired permanent employees who had worked less than a year were annualized.

●	Calculation of Median Employee’s Annual Total Compensation. In accordance with applicable SEC rules, we calculated 2022 annual total compensation for this median employee using the same methodology we use for our named executive officers, as set forth in our Summary Compensation Table included on page 62 of this proxy statement.

●	Calculation of Co-CEOs’ Annual Total Compensation. With respect to the 2022 annual total compensation of our Co-CEOs, we used the amount set forth in the “Total” column of our Summary Compensation Table included on page 62 of this proxy statement.

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POTENTIAL pOST-tERMINATION AND CHANGE IN CONTROL PAYMENTS

Employment Agreements

The employment agreements with our NEOs contain severance provisions, including in connection with a change in control, intended to induce these executives to continue employment with our Company and to retain them and provide consideration to them for certain restrictive covenants that apply following a termination of employment. The receipt of any severance by these executives is conditioned upon the officer’s execution of a release of claims.

Under the employment agreements with our Co-CEOs, no severance benefits are payable if we terminate the executive’s employment for cause or if he resigns voluntarily and without good reason and other than by reason of retirement. If the executive’s employment is terminated due to disability, death or retirement, he or his estate will be entitled to receive (i) a prorated amount of his annual incentive bonus for the fiscal year in which employment terminated based on actual performance; (ii) in the event of termination due to death or disability, the immediate vesting of performance-based equity awards for the fiscal year or performance period in which employment terminated based on target performance, unless actual performance exceeds target based on proration of the performance goals, but without proration based on the executive’s actual period of service, or, in the event of termination due to retirement, the performance-based equity awards for the fiscal year or performance period in which employment terminated will vest based on actual performance for the full performance period and as if he had not terminated employment; (iii) the immediate vesting of all equity awards granted to him not then based on performance; and (iv) our payment for up to 18 months of that portion of his COBRA premiums that exceeds what he would have paid if he were an active employee. For purposes of the agreements, “retirement” means the executive’s voluntary termination of his employment, provided the executive: (a) has reached (or will reach on or before the termination date) the age of 60 along with at least 23 years of employment with us (measured from November 1, 2000); and (b) provides us with notice of his intent to retire at least 90 days in advance of the termination date. If we terminate the executive’s employment without cause or if he terminates his employment for good reason, he will be entitled to (i) a lump sum cash severance payment equal to two times his annual base salary; (ii) a lump sum cash payment equal to the greater of either two times his average annual bonus for the three preceding fiscal years or two times his potential target bonus for the year in which the termination date occurs; (iii) a prorated amount of his annual incentive bonus for the fiscal year in which employment terminated calculated based on actual performance; (iv) the immediate vesting of the equity awards for the fiscal year or performance period in which employment terminated based on target performance, unless actual performance exceeds target based on proration of the performance goals, but without proration based on the executive’s actual period of service; (v) the immediate vesting of all equity awards granted to him not then based on performance and (vi) our payment for up to 18 months of that portion of his COBRA premiums that exceeds the amount he would have paid as an active employee. If we terminate the executive’s employment without cause or if he terminates his employment for good reason, within six months preceding or within 24 months following a “change in control” (as defined in the agreements), in addition to the other payments described above (but in lieu of the payment in clauses (i) and (ii) above), the executive will receive a lump sum cash severance payment equal to three times his base salary and a lump sum cash payment equal to the greater of: (a) three times his potential target bonus for the year in which the termination date occurs; or (b) three times his average annual bonus for the three completed fiscal years immediately preceding the termination date.

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Under the employment agreement with Mr. Messenger, no severance benefits are payable if we terminate Mr. Messenger’s employment for cause or if he resigns voluntarily and without good reason. In addition, any outstanding equity awards granted to him will be paid in accordance with their terms. If Mr. Messenger’s employment is terminated due to disability or death, he or his estate will be entitled to receive (i) a prorated amount of his annual incentive bonus for the fiscal year in which employment terminated based on actual performance; (ii) the immediate vesting of a prorated amount of the performance-based equity awards he would have received for the fiscal year his employment terminated, calculated based on target performance; (iii) the immediate vesting of all equity awards granted to him not then based on performance; and (iv) our payment for up to 18 months of that portion of the executive’s COBRA premiums that exceeds what he would have paid as an active employee. If we terminate Mr. Messenger’s employment without cause or if he terminates his employment for good reason, he will be entitled to (i) a cash severance payment equal to his annual base salary payable as salary continuation over 12 months; (ii) the prorated amount of his annual incentive bonus for the fiscal year his employment terminated calculated based on actual performance; (iii) the immediate vesting of a prorated amount of the performance-based equity awards for the fiscal year his employment terminated, based on target performance; (iv) the immediate vesting of all equity awards granted to him not then based on performance; and (v) our payment for up to 18 months of that portion of his COBRA premiums that exceeds what he would have paid if he were an active employee. If we terminate Mr. Messenger’s employment without cause or if he terminates his employment for good reason within 24 months following a “change in control” (as defined in the agreement), in addition to the other payments described above (but in lieu of the cash severance and prorated annual bonus payments), Mr. Messenger will receive a lump sum amount equal to two times his annual base salary plus two times the greater of his target annual bonus for the year in which termination occurs or the average of his annual bonuses paid to him for the three completed fiscal years immediately preceding the termination date. Additionally, in lieu of the immediate vesting of only a prorated amount of his performance-based equity awards based on target performance, Mr. Messenger will receive the immediate vesting of his performance-based equity awards for the fiscal year or performance period in which his employment terminated based on target performance, unless actual performance exceeds target based on proration of the performance goals through the last day of the calendar quarter preceding the termination date, but in each case without proration based on his actual period of service.

To the extent that any change in control payment or benefit would be subject to the “golden parachute” excise tax under Code Section 4999, the payments will be reduced to an amount that will not subject the executive to the excise tax if the reduction results in him receiving a greater amount on a net after tax basis than would be received if he received the payment and benefits and paid the excise tax.

Other Change in Control Arrangements

The Century Communities, Inc. Amended and Restated 2017 Omnibus Incentive Plan and the recently adopted Century Communities, Inc. 2022 Omnibus Incentive Plan under which awards have been granted to our NEOs contains “change in control” provisions. Under the plans, without limiting the authority of the Compensation Committee to adjust awards, if a “change in control” of Century (as defined in the applicable plan) occurs, then, unless otherwise provided in the award or other agreement, if an award is continued, assumed, or substituted by the successor entity, the award will not vest or lapse solely as a result of the change of control but will instead remain outstanding under the terms pursuant to which it has been continued, assumed, or substituted and will continue to vest or lapse pursuant to such terms. Unless otherwise provided in an agreement, if the award is continued, assumed, or substituted by the successor entity and within two years following the change in control the executive is either terminated by the successor entity without “cause” or, if under the older plan, if the executive is an executive officer of Century, resigns for “good reason,” each as defined in the applicable plan, or if outstanding awards are not continued, assumed, or substituted with equivalent awards by the successor entity in connection with the change in control, then:

●	all restrictions imposed on restricted stock, RSU awards, or deferred units that are not performance-based held by such participant will lapse;

●	all vested and earned awards that are performance-based held by such participant for which the performance period has been completed as of the date of such termination, resignation, or change in control, as applicable, but have not yet been paid, will be paid in cash or shares and at such time as provided in the award agreement; provided that if payment in the change in control transaction is made in shares, the Compensation Committee may in its discretion provide the holder the consideration provided to other similarly situated stockholders in the change in control; and

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●	all performance-based awards for which the performance period has not been completed as of the date of such termination, resignation or change in control, as applicable, held by such participant will immediately vest and be earned in full and paid out with respect to each performance goal based on actual performance achieved through the date of termination, resignation or change in control, as applicable, with the manner of payment to be made in cash or shares, as provided in the award agreement, within 30 days following the date of termination, resignation, or change in control, as applicable, and provided that if payment in the change in control transaction is made in shares, the Compensation Committee may in its discretion provide the holder the consideration provided to other similarly situated stockholders in the change in control.

Potential Payments to Named Executive Officers

The table below shows potential payments to our NEOs, not otherwise earned, under various scenarios involving a termination of employment, including in connection with a change in control, and upon a change in control without a termination of employment, assuming a December 31, 2022 termination date. All equity awards are valued at the closing price of our common stock on the last trading day of 2022, December 30, 2022 ($50.01), as reported by the NYSE.

Name	Benefit	Termination without Cause or for Good Reason Outside a Change in Control ($)	Termination without Cause or for Good Reason in Connection with a Change in Control ($)	Voluntary Termination/ Retirement(1) ($)	Death or Disability ($)	Change in Control(2) ($)
Dale Francescon	Severance Pay(3)	2,000,000	3,000,000	—	—	—
	Incentive Pay(4)	7,000,000	10,500,000	—	—	—
	RSU Award Vesting	1,121,074	1,121,074	—	1,121,074	—
	PSU Award Vesting(5)	7,579,116	7,579,116	—	7,579,116	—
	Other Benefits(6)	33,823	33,823	—	33,823	—

Robert J. Francescon	Severance Pay(3)	2,000,000	3,000,000	—	—	—
	Incentive Pay(4)	7,000,000	10,500,000	—	—	—
	RSU Award Vesting	1,121,074	1,121,074	—	1,121,074	—
	PSU Award Vesting(5)	7,579,116	7,579,116	—	7,579,116	—
	Other Benefits(6)	48,959	48,959	—	48,959	—

David L. Messenger	Severance Pay(7)	750,000	1,500,000	—	—	—
	Incentive Pay(8)	—	3,750,000	—	—	—
	RSU Award Vesting	564,063	564,063	—	564,063	—
	PSU Award Vesting(9)	1,053,461	3,180,836	—	1,053,461	—
	Other Benefits(6)	43,999	43,999	—	43,999	—

(1)	While the Co-CEOs are entitled to certain benefits under their employment agreements in the event of a retirement, neither executive currently meets the definition of retirement in his agreement to be entitled to such benefits. Mr. Messenger is not entitled to any benefits in the event of a retirement.

(2)	Assumes equity awards are continued, assumed, or substituted with equivalent awards by the successor entity. If the equity awards are not continued, assumed, or substituted with equivalent awards by the successor entity, then the RSU awards will become immediately vested and issuable, resulting in a value of $1,121,074 in the case of each of the Co-CEOs and $564,063 in the case of the CFO, and the PSU awards will automatically vest based on actual performance, resulting in a value of up to $7,579,116 in the case of each of the Co-CEOs and up to $3,180,836 in the case of the CFO. The PSU award values represent payouts of the PSU awards for the 2021 to 2023 performance period and the 2022 to 2024 performance period since the PSU awards for the 2020 to 2022 performance period were already earned.

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(3)	Represents: (a) two times the executive’s base salary in the event of a termination without cause or for good reason outside a change in control; and (b) three times the executive’s base salary in the event of a termination without cause or for good reason in connection with a change in control.

(4)	Represents: (a) the greater of: (i) the sum of two times the executive’s target annual bonus for the year in which the date of termination occurs; or (ii) the sum of two times the executive’s average annual bonus for the three completed fiscal years immediately preceding the date of termination in the event of a termination without cause or for good reason outside a change in control; and (b) the greater of: (i) the sum of three times the executive’s target annual bonus for the year in which the date of termination occurs; or (ii) the sum of three times the executive’s average annual bonus for the three completed fiscal years immediately preceding the date of termination in the event of a termination without cause or for good reason in connection with a change in control. In the case of a termination due to death, disability or retirement, the executive is entitled to his prorated actual earned 2022 bonus, which amount ($5,650,202) is not included since it was earned as of December 31, 2022.

(5)	Represents the value of shares of our common stock that the executive would have been entitled to receive as payout of the PSU awards for the 2021 to 2023 performance period and the 2022 to 2024 performance period, which is based on the greater of (a) the number of PSU award shares at target and (b) the number of PSU award shares based on actual performance and performance goals prorated to the last day of the calendar quarter preceding the executive’s termination but without proration based on the Co-CEO’s actual period of service. Since actual performance exceeded target performance, the table reflects the value of the number of PSU award shares based on actual performance. The value of the number of PSU award shares based on target performance is $5,446,739, including dividend equivalent rights.

(6)	Represents our portion of the applicable COBRA premium for 18 months of continued coverage under our medical benefits plan.

(7)	Represents: (a) the executive’s current base salary in the event of a termination without cause or for good reason outside a change in control; and (b) two times the executive’s annual base salary in the event of a termination without cause or for good reason in connection with a change in control.

(8)	Represents two times the higher of: the executive’s target annual bonus for the year in which the date of termination occurs or the average annual bonus paid to the executive for the three completed fiscal years immediately preceding the date of termination in the event of a termination without cause or for good reason in connection with a change in control. In the case of a termination without cause or for good reason outside a change in control or due to death or disability, the executive is entitled to his prorated actual earned 2022 bonus ($3,026,892), which amount is not included in the table since it was earned as of December 31, 2022.

(9)	In the case of a termination without cause or for good reason outside a change in control and in the case of a termination due to death or disability, represents the value of the number of shares of our common stock the executive would have been entitled to receive as payout of the PSU awards for the 2021 to 2023 performance period and the 2022 to 2024 performance period. In the event of a termination without cause or for good reason outside the context of a change in control or in the event of a termination due to death or disability, the value is based on the number of PSU award shares at target and prorated based on the executive’s days of employment during the performance period.

In the case of a termination without cause or for good reason in connection with a change in control, represents the value of the number of shares of our common stock the executive would have been entitled to receive as payout of the PSU awards for the 2021 to 2023 performance period and the 2022 to 2024 performance period. In the event of a termination without cause or for good reason in connection with a change in control, the value is based on the greater of (a) the number of PSU award shares at target and (b) the number of PSU award shares based on actual performance and performance goals prorated to the last day of the calendar preceding the executive’s termination, and in each case without any proration based on the executive’s actual period of employment during the performance period. Since actual performance exceeded target performance, the table reflects the value of the number of PSU award shares based on actual performance. The value of the number of PSU award shares based on target performance is $2,532,256, including dividend equivalent rights.

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COMPENSATION Risk Assessment

As a result of our annual assessment on risk in our compensation programs, we concluded that our compensation policies, practices, and programs and related compensation governance structure work together in a manner so as to encourage our employees, including our NEOs, to pursue growth strategies that emphasize stockholder value creation, but not to take unnecessary or excessive risks that could threaten the value of our company. As part of our assessment, we noted in particular the following:

●	annual base salaries for employees are not subject to performance risk and, for most non-executive employees, constitute the largest part of their total compensation;

●	performance-based, or at risk, compensation awarded to our employees, which for our higher-level employees constitutes the largest part of their total compensation, is appropriately balanced between annual and long-term performance and cash and equity compensation and utilizes several different performance measures and goals that are drivers of long-term success for our Company and stockholders and has appropriate maximums; and

●	a significant portion of performance-based compensation is in the form of long-term equity incentives, which do not encourage unnecessary or excessive risk because they generally have a three-year performance period or vest over a three-year period of time, thereby focusing our employees on our long-term interests.

As a matter of best practice, we will continue to monitor our compensation policies, practices, and programs to ensure that they continue to align the interests of our employees, including in particular our executive officers, with those of our long-term stockholders while avoiding unnecessary or excessive risk.

ANTI-HEDGING AND ANTI-PLEDGING POLICY

Century considers it improper and inappropriate for those employed by or associated with the Company to engage in short-term or speculative transactions in our securities or in other transactions in our securities that may lead to inadvertent violations of the insider trading laws. Accordingly, trading in our securities is subject to the following guidance for all officers and directors and those employees or consultants with access to material non-public information (collectively referred to as insiders):

●	Short Sales. No insider may engage in “short sales” (sales of securities that are not then fully owned and paid for), “hedging,” “share lending,” or derivatives trading (e.g., puts, calls, cash settled or other swaps or synthetic securities trading) of our securities.

●	Publicly Traded Options. No insider may engage in transactions in publicly traded options, such as “puts,” “calls” and other derivative securities (to the extent applicable to the Company), on a securities exchange or in any other organized market, or enter into hedges or swaps involving our securities.

●	Short-Term Trading. Insiders who purchase our securities may not sell any of our securities of the same class for at least six months after the purchase.

●	Trading on Margin. Insiders may not hold our securities in a margin account.

●	Pledging. Insiders may not pledge our securities as collateral for a loan.

●	Standing Orders. Standing orders to purchase our securities should be used only for a very limited period of time (e.g., 72 hours). A standing order placed with a broker to sell or purchase securities at a specified price leaves the insider with no control over the timing of the transaction. A standing order transaction executed by the broker when an insider is aware of material nonpublic information may result in unlawful insider trading.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee has or had any relationship requiring disclosure under Item 404 of SEC Regulation S-K or has ever been an officer or employee of Century or any of our subsidiaries. None of our executive officers serves, or in the past has served, as a member of the Compensation Committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of the Board or the Compensation Committee.

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DIRECTOR COMPENSATION

Overview

Our non-employee director compensation program generally is designed to attract and retain experienced and knowledgeable directors and to provide equity-based compensation to align the interests of our directors with those of our stockholders. In 2022, our non-employee director compensation was comprised of equity compensation, in the form of annual stock awards, and cash compensation, in the form of annual retainers. Each of these components is described in more detail below. Dale Francescon and Robert J. Francescon, as employee directors, do not receive any additional compensation for their service as directors.

DIRECTOR COMPENSATION PROCESS

The Board of Directors has delegated to the Compensation Committee the responsibility, among other things, to review and recommend to the Board any proposed changes in non-employee director compensation. In connection with such review, the Compensation Committee is assisted in performing its duties by our Human Resources Department and also engages an independent external compensation consultant to provide analysis regarding non-employee director compensation.

During 2022, the Compensation Committee engaged WealthPoint to review our non-employee director compensation. WealthPoint’s review consisted of, among other things, analysis of board compensation trends and a competitive assessment based on a selected group of companies operating in the United States that are similarly situated to us from a revenue and price to earnings perspective. The peer group used for this analysis was the same peer group used for the executive compensation analysis. The Compensation Committee considered this data in determining whether to recommend any changes to our non-employee director compensation program. On May 4, 2022, the Board of Directors, upon recommendation of the Compensation Committee, approved a $15,000 increase in the annual equity award to align Century’s non-employee director compensation program with the market median of its peer companies.

Director Compensation Program

The following table sets forth our non-employee director compensation program for 2022.

($)
Board Member Retainer	80,000
Audit Committee Chair Premium	15,000
Audit Committee Member Retainer	11,000
Compensation Committee Chair Premium	12,500
Compensation Committee Member Retainer	10,000
Nominating and Corporate Governance Committee Chair Premium	10,000
Nominating and Corporate Governance Committee Member Retainer	10,000
Annual Stock Award	155,000

Annual cash retainers are paid in advance.

The annual stock awards for 2022 were granted on May 5, 2022 under the Century Communities, Inc. 2022 Omnibus Incentive Plan and the number of shares of our common stock underlying each award was determined by dividing the $155,000 equity value by the closing price of our common stock on the May 5, 2022 grant date. The stock awards were fully vested on the date of grant.

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We also reimburse our non-employee directors for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors, including, without limitation, travel expenses in connection with their attendance in-person at Board and Board committee meetings.

NON-EMPLOYEE Director Compensation HIGHLIGHTS

Some of the highlights of our non-employee director compensation are:

No Fees for Board or Committee Meeting Attendance: Meeting attendance is an expected part of Board service.

Emphasis on Equity: There is an emphasis on equity in the overall compensation mix to further align interests with stockholders.

Recognition of Special Roles: Special roles (such as Committee Chairs) are fairly recognized for their additional time commitments.

Annual Equity Grants with Immediate Vesting: Equity awards are granted annually with a fixed value and immediate vesting to support independence.

Robust Stock Ownership Guidelines: A guideline of five times the annual Board cash retainer supports alignment with stockholders’ interests and mitigates potential compensation-related risk.

No Perquisites: Our directors receive no perquisites, personal benefits or other compensation.

Summary Director Compensation Table for 2022

The following table sets forth information concerning the compensation of our non-employee directors during the year ended December 31, 2022. Each of Dale Francescon and Robert J. Francescon is not compensated separately for his service as a director, and his compensation is discussed under “Executive Compensation.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
Patricia L. Arvielo	111,000	154,993	—	265,993
John P. Box	121,000	154,993	—	275,993
Keith R. Guericke	126,000	154,993	—	280,993
James M. Lippman	123,500	154,993	—	276,493

(1)	The amounts reflected represent the grant date fair value of a stock award for 2,846 shares for all directors as computed in accordance with FASB ASC Topic 718.

(2)	We do not provide perquisite and other personal benefits to our non-employee directors.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Review and Approval of Related Party Transactions

Our Code of Business Conduct and Ethics outlines the principles, policies, and values that govern the activities of Century, including with respect to conflicts of interest. It is specifically required by our Code of Business Conduct and Ethics that any transaction involving a conflict of interest be approved by a vote of a majority of Century’s disinterested and independent directors. Our Chief Financial Officer is generally responsible for overseeing and monitoring compliance with respect to transactions involving conflicts of interest. On any new related party transactions, if the party involved in the transaction is a member of the Board of Directors, such member of the Board is required to recuse or abstain from involvement in the decision. In addition, the charter of our Audit Committee requires the Audit Committee to approve or ratify all related party transactions. On a quarterly basis, the Audit Committee reviews all existing related party transactions and any new transactions that are brought to the attention of either management or the Board.

Transactions with Related Persons

For the period beginning on January 1, 2022 to the date of this proxy statement, the following are our current arrangements with a related party:

Employment and Other Agreements with Named Executive Officers

We have entered into an employment agreement with each of our Co-Chief Executive Officers, Dale Francescon and Robert J. Francescon, and our Chief Financial Officer, David L. Messenger. These agreements were entered into with these individuals in connection with their capacities as officers and provide for salary, bonus, and other benefits, including the grant of equity awards, and severance upon a termination of employment under certain circumstances, and were amended most recently in July 2020. In January 2018, we entered into aircraft time sharing agreements with our Co-Chief Executive Officers, Dale Francescon and Robert J. Francescon, and our Chief Financial Officer, David L. Messenger. Please see the sections above entitled “Executive Compensation—Employment and Other Agreements” for a description of these agreements.

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors, Co-Chief Executive Officers, and Chief Financial Officer. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the current limitation of director liability provision in our charter, the proposed charter amendment adding a limitation of officer liability provision as described in Proposal No. 2 and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Other Related Party Transactions

James Francescon, the son of Robert J. Francescon, our Co-Chief Executive Officer, serves as our President, Century Living. During 2022, he received total gross compensation of $659,618.81.

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STOCK OWNERSHIP

Significant Beneficial Owners

The table below sets forth information as to entities that have reported to the SEC or have otherwise advised us that they are a beneficial owner, as defined by the SEC’s rules and regulations, of more than 5% of our outstanding common stock.

Class of Securities	Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class(1)
Common Stock	BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	4,911,638	15.3%
Common Stock	Wellington Management Group LLP(3) c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210	2,842,310	8.9%
Common Stock	Dimensional Fund Advisors LP(4) Building One 6300 Bee Cave Road Austin, TX 78746	2,468,536	7.7%
Common Stock	The Vanguard Group, Inc.(5) 100 Vanguard Boulevard Malvern, PA 19355	2,006,179	6.3%
Common Stock	Dale Francescon(6) 8390 East Crescent Parkway, Suite 650 Greenwood Village, CO 80111	1,930,632	6.0%
Common Stock	Robert J. Francescon(7) 8390 East Crescent Parkway, Suite 650 Greenwood Village, CO 80111	1,588,659	5.0%

(1)	Percent of class is based on 32,017,086 shares of our common stock outstanding as of our record date, March 9, 2023.

(2)	Based solely on information contained in a Schedule 13G/A of BlackRock, Inc., a parent holding company, filed with the SEC on January 26, 2023, reflecting beneficial ownership as of December 31, 2022, with sole voting authority with respect to 4,842,306 shares and sole investment discretion with respect to 4,911,638 shares. BlackRock, Inc. does not have shared voting or dispositive power over any of the shares.

(3)	Based solely on information contained in a Schedule 13G/A filed jointly by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP (collectively, the “Wellington Group”) filed with the SEC on February 6, 2023, reflecting beneficial ownership as of December 31, 2022. The Wellington Group reported aggregate beneficial ownership of 2,842,310 shares. Each of Wellington Management Group LLP, Wellington Group Holdings LLP, and Wellington Investment Advisors Holdings LLP reported shared investment discretion with respect to 2,842,310 shares and shared voting authority with respect to 2,337,517 shares. Wellington Management Company LLP reported shared investment discretion with respect to 2,673,922 shares and shared voting authority with respect to 2,313,143 shares.

(4)	Based solely on information contained in a Schedule 13G/A of Dimensional Fund Advisors LP, an investment adviser, filed with the SEC on February 10, 2023, reflecting beneficial ownership as of December 31, 2022, with sole investment discretion with respect to 2,468,536 shares and sole voting authority with respect 2,426,203 shares. Dimensional Fund Partners LP does not have shared voting or dispositive power over any of the shares. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager or sub-adviser to certain other commingled funds, group trusts, and separate accounts (such investment companies, trusts, and accounts, collectively referred to as the Funds). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser, and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, Dimensional) may possess voting and/or investment power over the shares that are owned by the Funds and may be deemed to be the beneficial owner of the shares held by the Funds. However, all shares are owned by the Funds. Dimensional disclaims beneficial ownership of such shares.

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(5)	Based solely on information contained in a Schedule 13G/A that was filed with the SEC on February 9, 2023 by The Vanguard Group, Inc., an investment adviser, reflecting beneficial ownership as of December 31, 2022, with sole investment discretion with respect to 1,952,808 shares, sole voting authority with respect 0 shares, shared investment discretion with respect to 53,371 shares and shared voting authority with respect to 23,748 shares.

(6)	Based in part on information contained in a Schedule 13G/A filed by Dale Francescon with the SEC on February 10, 2023, reflecting beneficial ownership as of December 31, 2022. Includes 174,565 shares of our common stock directly owned by Dale Francescon, 250,000 shares of common stock held by the Dale Francescon Roth IRA and 1,274,762 shares of our common stock beneficially owned through Dale Francescon’s ownership interest in DF Century, LLC, an entity controlled by him. Also includes 75,000 shares of our common stock held by the DCF Family Foundation and 150,000 shares of our common stock held by the James R. Francescon 2020 Trust. Dale Francescon, the sole trustee of the James R. Francescon 2020 Trust, has sole voting and dispositive power over the shares held by the James R. Francescon 2020 Trust. Also includes 6,163 shares of common stock issuable upon the vesting of restricted stock unit awards within 60 days of March 9, 2023 and an additional 142 shares of common stock issuable upon settlement of dividend equivalent rights associated with such restricted stock unit awards.

(7)	Based in part on information contained in a Schedule 13G/A filed by Robert J. Francescon with the SEC on February 10, 2023, reflecting beneficial ownership as of December 31, 2022. Includes 224,561 shares of our common stock directly owned by Robert J. Francescon, 250,000 shares of common stock held by the Robert J. Francescon Roth IRA, and 887,793 shares of our common stock beneficially owned through Robert J. Francescon’s ownership interest in RJF Century, LLC, an entity controlled by him. Also includes 220,000 shares of Common Stock held by the Nicholas R. Francescon 2020 Trust. Robert J. Francescon, the sole trustee of the Nicholas R. Francescon 2020 Trust, has sole voting and dispositive power over the shares held by the Nicholas R. Francescon 2020 Trust. Also includes 6,163 shares of common stock issuable upon the vesting of restricted stock unit awards within 60 days of March 9, 2023 and an additional 142 shares of common stock issuable upon settlement of dividend equivalent rights associated with such restricted stock unit awards.

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Security Ownership by Management

The table below sets forth information known to us regarding the beneficial ownership of our common stock as of March 9, 2023, by:

●	each of our directors;

●	each of the individuals named in the “Summary Compensation Table” under “Executive Compensation” on page 62; and

●	all of our directors and executive officers as a group.

To our knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table and subject to community property laws, where applicable. The number of shares beneficially owned represents the number of shares the person “beneficially owns,” as determined by the rules of the SEC. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (i) the vesting of restricted stock units or the exercise of any option, warrant, or right; (ii) the conversion of a security; (iii) the power to revoke a trust, discretionary account, or similar arrangement; or (iv) the automatic termination of a trust, discretionary account, or similar arrangement.

Class of Securities	Name of Beneficial Owner	Title/Position	Number of Shares Beneficially Owned(1)	Percent of Class(2)
Common Stock	Dale Francescon(3)	Chairman of the Board and Co-Chief Executive Officer	1,930,632	6.0%
Common Stock	Robert J. Francescon(4)	Co-Chief Executive Officer, President, and Director	1,588,659	5.0%
Common Stock	Patricia L. Arvielo	Director	5,647	*
Common Stock	John P. Box	Director	51,635	*
Common Stock	Keith R. Guericke	Director	38,718	*
Common Stock	James M. Lippman	Director	40,135	*
Common Stock	David L. Messenger	Chief Financial Officer and Secretary	218,082	*
Common Stock	All directors and executive officers as a group (7 persons)		3,873,508	12.1%

*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.

(1)	Includes for the persons listed below the shares of common stock listed below issuable upon the vesting of restricted stock unit awards, including the settlement of related dividend equivalent rights, within 60 days of March 9, 2023:

Name	Number of Restricted Stock Units
Dale Francescon	6,305
Robert J. Francescon	6,305
Patricia L. Arvielo	0
John P. Box	0
Keith R. Guericke	0
James M. Lippman	0
David L. Messenger	2,835

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(2)	Percent of class is based on 32,017,086 shares of our common stock outstanding as of our record date, March 9, 2023.

(3)	Based in part on information contained in a Schedule 13G/A filed by Dale Francescon with the SEC on February 10, 2023, reflecting beneficial ownership as of December 31, 2022. Includes 174,565 shares of our common stock directly owned by Dale Francescon, 250,000 shares of common stock held by the Dale Francescon Roth IRA and 1,274,762 shares of our common stock beneficially owned through Dale Francescon’s ownership interest in DF Century, LLC, an entity controlled by him. Also includes 75,000 shares of our common stock held by the DCF Family Foundation and 150,000 shares of our common stock held by the James R. Francescon 2020 Trust. Dale Francescon, the sole trustee of the James R. Francescon 2020 Trust, has sole voting and dispositive power over the shares held by the James R. Francescon 2020 Trust. See also note (1) above.

(4)	Based in part on information contained in a Schedule 13G/A filed by Robert J. Francescon with the SEC on February 10, 2023, reflecting beneficial ownership as of December 31, 2022. Includes 224,561 shares of our common stock directly owned by Robert J. Francescon, 250,000 shares of common stock held by the Robert J. Francescon Roth IRA, and 887,793 shares of our common stock beneficially owned through Robert J. Francescon’s ownership interest in RJF Century, LLC, an entity controlled by him. Also includes 220,000 shares of Common Stock held by the Nicholas R. Francescon 2020 Trust. Robert J. Francescon, the sole trustee of the Nicholas R. Francescon 2020 Trust, has sole voting and dispositive power over the shares held by the Nicholas R. Francescon 2020 Trust. See also note (1) above.

Stock Ownership Guidelines

We have established stock ownership guidelines that are intended to further align the interests of our directors and named executive officers with those of our stockholders. The stock ownership guidelines for our non-employee directors and named executive officers are as follows:

Position	Guideline
Non-Employee Director	5x annual cash retainer
Co-Chief Executive Officers	6x annual base salary
Other Named Executive Officers	3x annual base salary

Each director and named executive officer has five years from the date of appointment or hire or, if the ownership multiple has increased during his tenure, five years from the date established in connection with such increase to reach his stock ownership targets. Until the applicable stock ownership target is achieved, each director and Co-Chief Executive Officer subject to the guidelines is required to retain an amount equal to 100% of the net shares received as a result of the vesting of restricted stock awards or restricted stock unit awards, and other named executive officers are required to retain an amount equal to 60% of the net shares received as a result of the vesting of restricted stock awards or restricted stock unit awards. All of our directors and named executive officers are in compliance with our stock ownership guidelines, taking into account the five-year compliance deadline and other exceptions.

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Securities Authorized for Issuance Under Equity Compensation Plans

The table below provides information about our common stock that may be issued under our equity compensation plan as of December 31, 2022. All outstanding awards have been granted under the Century Communities, Inc. 2017 Omnibus Incentive Plan, as amended and restated, and more recently the Century Communities, Inc. 2022 Omnibus Incentive Plan.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants, and Rights (b)		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a) (c)
Equity compensation plans approved by security holders	1,258,470	(1)	$0.00	(2)	3,154,309
Equity compensation plans not approved by security holders	—		—		—
Total	1,258,470	(1)	$0.00	(2)	3,154,309

(1)	Amount includes 347,477 shares of our common stock issuable upon the vesting of RSU awards and 910,993 outstanding PSU awards, assuming a maximum level of achievement, and including dividend equivalent rights. The actual number of shares that will be issued under the PSU awards is determined by the level of achievement of a performance goal.

(2)	RSU and PSU awards do not have exercise prices and, therefore, have been excluded from the weighted-average exercise price calculation in column (b).

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INFORMATION ABOUT THE 2023 ANNUAL MEETING

The Board of Directors is using this proxy statement to solicit your proxy for use at our 2023 Annual Meeting of Stockholders. The Board is soliciting proxies to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting.

We have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending an Important Notice of Availability of Proxy Materials for the Annual Meeting (which we refer to as the “Internet Notice”) to most of our stockholders of record and paper or electronic copies of the proxy materials to our remaining stockholders of record. Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All stockholders may request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Internet Notice and on the website referred to in the Internet Notice, including an option to request paper copies on an ongoing basis.

When and where will the Annual Meeting be held?

The Annual Meeting will be held on Wednesday, May 3, 2023, at 1:00 p.m. local time, at the Hyatt Regency Denver Tech Center located at 7800 East Tufts Avenue, Denver, Colorado 80237.

Directions to attend the Annual Meeting may be obtained by calling Investor Relations at (303) 268-8398.

WhAT ARE THE PURPOSES OF THE Annual Meeting?

The purposes of the Annual Meeting are to vote on the following items described in this proxy statement:

Proposal	Item of Business
Proposal No. 1	Election of Directors
Proposal No. 2	Approve Amendment to our Certificate of Incorporation to Eliminate or Limit the Personal Liability of Officers
Proposal No. 3	Ratification of Appointment of Independent Registered Public Accounting Firm
Proposal No. 4	Advisory Vote on Executive Compensation

There are no rights of appraisal or similar rights of dissenters arising from matters to be acted on at the meeting.

are there any matters to be voted on at the annual meeting that are not included in this proxy statement?

We currently are not aware of any business that will be presented at the Annual Meeting other than as described in this proxy statement. If, however, any other matter is properly brought at the Annual Meeting, or any continuation, postponement, or adjournment thereof, your proxy includes discretionary authority on the part of the individuals appointed to vote your shares or act on those matters in accordance with their best judgment.

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WhO CAN ATTEND the Annual Meeting?

All of our stockholders entitled to vote at the Annual Meeting may attend the Annual Meeting. If your shares are held in street name, however, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from the record holder of your shares. Stockholders who wish to attend the Annual Meeting will be required to present verification of ownership of our common stock, such as a bank or brokerage firm account statement, and will be required to present a valid, government-issued picture identification, such as a driver’s license or passport, to gain admittance to the Annual Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Annual Meeting.

WhO IS ENTITLED TO VOTE AT the Annual Meeting?

Holders of record of shares of our common stock as of the close of business on March 9, 2023, the record date, will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment thereof. At the close of business on the record date, there were 32,017,086 shares of our common stock issued and outstanding and entitled to vote. Each share of our common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

hOW MANY SHARES MUST BE PRESENT?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority in voting power of our capital stock issued and outstanding and entitled to vote on the record date will constitute a quorum. Your shares will be counted toward the quorum if you submit a proxy or vote at the Annual Meeting. Shares represented by proxies marked “abstain” and “broker non-votes” also are counted in determining whether a quorum is present.

WhAT IF A QUORUM IS NOT PRESENT?

If a quorum is not present or represented at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

hOW DO I VOTE?

We recommend stockholders vote by proxy even if they attend the Annual Meeting. If your shares are registered in your name, you may vote your shares by one of the five following methods:

Vote by Internet	Go to www.proxyvote.com and follow the instructions for Internet voting shown on your Notice Regarding the Availability of Proxy Materials or proxy card.
Vote by Telephone	Call 800-690-6903 and follow the instructions for telephone voting shown on your proxy card.
Vote by Mail

Complete, sign, date and mail your proxy card in the envelope provided if you received a paper copy of these proxy materials. If you vote by Internet, telephone or mobile device, please do not mail your proxy card.

Vote by Mobile Device	Scan the QR code on your Notice Regarding the Availability of Proxy Materials or proxy card and follow the links.

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Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Savings Time, on May 2, 2023. If you vote through the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers, and that these costs must be borne by you.

If your shares are held in the name of a bank, broker, or other holder of record, you will receive instructions on how to vote from the bank, broker, or holder of record. You must follow the instructions of such bank, broker, or holder of record in order for your shares to be voted. Telephone and Internet voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares in person at the Annual Meeting, you should contact your bank, broker, or agent to obtain a legal proxy or the bank’s or broker’s proxy card and bring it to the Annual Meeting in order to vote.

WhAT IS THE DIFFERENCE BETWEEN BEING A “RECORD HOLDER” AND HOLDING SHARES IN “STREET NAME”?

A record holder holds shares in his or her name. Shares held in “street name” are held in the name of a bank or broker on a person’s behalf.

CAN i VOTE IF MY SHARES ARE HELD IN “STREET NAME”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being forwarded to you by your bank or brokerage firm along with a voting instruction card. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and your bank or brokerage firm is required to vote your shares in accordance with your instructions.

WhAT ARE BROKER NON-VOTES?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares.

A broker is entitled to vote shares held for a beneficial owner on routine matters. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm in Proposal No. 3 is a routine matter; and accordingly, a broker is entitled to vote shares held for a beneficial owner on that proposal without instructions from such beneficial owner. On the other hand, absent instructions from a beneficial owner, a broker is not entitled to vote shares held for such beneficial owner on non-routine matters. We believe, based on the rules of the NYSE, that the election of directors in Proposal No. 1, the approval of the amendment to our Certificate of Incorporation to eliminate or limit the personal liability of officers in Proposal No. 2, and the advisory vote on executive compensation in Proposal No. 4 are non-routine matters; and accordingly, brokers do not have authority to vote on such matters absent instructions from beneficial owners. Whether a voting proposal is ultimately determined routine or non-routine is determined by the NYSE. Accordingly, if beneficial owners desire not to have their shares voted by a broker in a certain manner, they should give instructions to their brokers as to how to vote their shares.

Broker non-votes count for purposes of determining whether a quorum is present.

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The Board recommends that you vote:

●	FOR the election of Dale Francescon, Robert J. Francescon, Patricia L. Arvielo, John P. Box, Keith R. Guericke, and James M. Lippman to serve as members of the Board until the next annual meeting of stockholders and until their successors are duly elected and qualified;

●	FOR the approval of the amendment to our Certificate of Incorporation to eliminate or limit the personal liability of officers to the extent permitted by recent amendments to Delaware law;

●	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and

●	FOR the approval of the advisory vote on our executive compensation.

If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted in accordance with the Board’s recommendations.

WHAT IS THE REQUIRED VOTE FOR EACH PROPOSAL?

Proposal	Votes Required	Effect of Abstentions	Effect of Broker Non- Votes
Proposal No. 1: Election of Directors

Majority of votes cast. This means that nominees receiving more “FOR” votes than “AGAINST” votes will be elected as directors. Nominees receiving more “AGAINST” votes than “FOR” votes are expected to tender a written offer of resignation.

		Abstentions will have no effect.	Broker non-votes will have no effect.
Proposal No. 2: Approval of Amendment to our Certificate of Incorporation to Eliminate or Limit the Personal Liability of Officers	Affirmative vote of the holders of a majority of our outstanding shares of common stock entitled to vote thereon.	Abstentions will have the effect of a vote against the proposal.	Broker non-votes will have the effect of a vote against the proposal.
Proposal No. 3: Ratification of Appointment of Independent Registered Public Accounting Firm	Affirmative vote of the holders of a majority in voting power of the shares of common stock present in person or by proxy and entitled to vote thereon.	Abstentions will have the effect of a vote against the proposal.	We do not expect any broker non-votes on this proposal.(1)
Proposal No. 4: Advisory Vote on Executive Compensation(2)	Affirmative vote of the holders of a majority in voting power of the shares of common stock present in person or by proxy and entitled to vote thereon.	Abstentions will have the effect of a vote against the proposal.	Broker non-votes will have no effect.

(1)	Under applicable NYSE rules, brokers and custodians may vote on a ratification of appointment of independent registered public accounting firm proposal in their discretion; and therefore, we do not expect any broker non-votes on this proposal.

(2)	While an advisory vote, the Compensation Committee and Board expect to take in account the outcome of this vote when considering future executive compensation.

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WHAT IF I DON’T SPECIFY HOW MY SHARES ARE TO BE VOTED?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board, as described above.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR SET OF PROXY MATERIALS?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope.

CAN I REVOKE OR CHANGE MY VOTE?

Yes. If you are a registered stockholder, you may revoke your proxy or change your vote at any time before your shares are voted by one of the following methods:

●	by submitting a duly executed proxy bearing a later date;

●	by granting a subsequent proxy through the Internet or telephone;

●	by giving written notice of such revocation to our Corporate Secretary; or

●	by voting in person at the Annual Meeting.

Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to:

Century Communities, Inc.

8390 East Crescent Parkway, Suite 650

Greenwood Village, Colorado 80111

Attention: Corporate Secretary

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to our Corporate Secretary before your proxy is voted or you vote in person at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote in person at the Annual Meeting by obtaining a legal proxy from your bank or broker and submitting the legal proxy along with your ballot.

WHO WILL COUNT THE VOTES?

Broadridge Financial Solutions, Inc. has been engaged to tabulate stockholder votes. An agent of Broadridge Financial Solutions, Inc. will act as our independent inspector of elections for the Annual Meeting.

Century Communities, Inc. – 2023 Proxy Statement	93

WHERE CAN I FIND THE VOTING RESULTS?

We plan to announce preliminary voting results at the Annual Meeting and will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC within four business days after the Annual Meeting.

CAN I GET A PRINTED COPY OF THE PROXY MATERIALS?

Yes. We will mail this proxy statement and our 2022 Annual Report, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials, within three business days of our receipt of such request.

Century Communities, Inc. – 2023 Proxy Statement	94

OTHER MATTERS

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2024 ANNUAL MEETING OF STOCKHOLDERS

Date of 2024 Annual Meeting of Stockholders

We anticipate that our 2024 Annual Meeting of Stockholders (2024 Annual Meeting) will be held on Wednesday, May 8, 2024.

Proposals Pursuant to Rule 14a-8

Pursuant to Rule 14a-8 under the Exchange Act, our stockholders may present proper proposals for inclusion in the proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in the 2024 Annual Meeting proxy statement, a proposal must be received by us no later than November 23, 2023 and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals, we reserve the right to omit from the proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Nominations and Proposals Pursuant to Our Bylaws

Under our Bylaws, a stockholder wishing to nominate a candidate for election to the Board, or propose other business for consideration, at the 2024 Annual Meeting is required to give written notice of such stockholder’s intention to make such a nomination or proposal to our Corporate Secretary at our principal executive offices at 8390 East Crescent Parkway, Suite 650, Greenwood Village, Colorado 80111, Attention: Corporate Secretary. In order for a stockholder proposal for director nominations or other business, outside of Rule 14a-8 under the Exchange Act, to come before the 2024 Annual Meeting, such notice of nomination or proposal must be made in accordance with our Bylaws, which require appropriate notice to us of the nomination or proposal not less than 90 days nor more than 120 days prior to the date of such Annual Meeting of Stockholders. A notice of nomination or proposal is also required to contain specific information as required by our Bylaws. A nomination which does not comply with the requirements of our Bylaws may not be considered. The Nominating and Corporate Governance Committee will consider validly nominated director candidates and will provide its recommendations to the Board. In general, to be timely, we must receive the notice of nomination or proposal not later than the 90th day nor earlier than the 120th day prior to the date of the first anniversary of the 2023 Annual Meeting. In this regard, we must receive the notice of nomination or proposal no earlier than January 4, 2024 and no later than February 3, 2024. In addition, if applicable, stockholders who intend to solicit proxies in support of director nominees other than Century’s nominees at the 2024 Annual Meeting must also comply with the additional requirements under Rule 14a-19 promulgated under the Exchange Act, as required by and in addition to our Bylaws, including providing a statement that such stockholder intends to solicit the holders of shares representing at least 67% of the voting power of Century’s shares entitled to vote on the election of directors in support of director nominees other than Century’s nominees, as required by Rule 14a-19(b).

We encourage stockholders who wish to submit a proposal or nomination to seek independent counsel. Century will not consider any proposal or nomination that is not timely or otherwise does not meet the Bylaw and SEC requirements. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Century Communities, Inc. – 2023 Proxy Statement	95

COST OF SOLICITATION OF PROXIES

The Board of Directors is soliciting proxies for the Annual Meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders. In addition to the solicitation of proxies by delivery of the Internet Notice or this proxy statement by mail, we will request that brokers, banks, and other nominees that hold shares of our common stock, which are beneficially owned by our stockholders, send Internet Notices, proxies, and proxy materials to those beneficial owners and secure those beneficial owners’ voting instructions. We will reimburse those record holders for their reasonable expenses. Although we currently do not intend to hire a proxy solicitor to assist in the solicitation of proxies, we reserve the right to do so if we believe it would be in the best interests of Century and our stockholders. If we engage a proxy solicitor, we expect the fees to be approximately $5,000 plus out-of-pocket expenses. We may use several of our regular employees, who will not be specially compensated, to solicit proxies from our stockholders, either personally or by Internet, telephone, facsimile, or special delivery letter.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. A number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, direct your written request to Century Communities, Inc., 8390 East Crescent Parkway, Suite 650, Greenwood Village, Colorado 80111, Attention: Investor Relations, or contact Investor Relations by telephone at (303) 268-8398. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act, which might incorporate future filings made by us under those statutes, the Audit Committee Report under “Proposal No. 3. Ratification of Appointment of Independent Registered Public Accounting Firm” will not be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by us under those statutes. In addition, information on our website, other than this proxy statement, notice, and form of proxy, is not part of the proxy soliciting materials and is not incorporated herein by reference.

Century Communities, Inc. – 2023 Proxy Statement	96

COPIES OF 2022 ANNUAL REPORT

Our 2022 Annual Report, including our Annual Report on Form 10-K and the financial statements and the financial statement schedules included therein, for the year ended December 31, 2022, are available without charge upon written request to: Century Communities, Inc., 8390 East Crescent Parkway, Suite 650, Greenwood Village, Colorado 80111, Attention: Investor Relations. Our 2022 Annual Report is also available on our website at www.centurycommunities.com.

 ________________

Your vote is important. Please promptly vote your shares of Century common stock by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating, and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors

David L. Messenger
Chief Financial Officer and Secretary

Greenwood Village, Colorado

March 22, 2023

Century Communities, Inc. – 2023 Proxy Statement	97

APPENDIX A – RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

In this proxy statement, we use the term Adjusted EBITDA, which is a non-GAAP financial measure. This non-GAAP financial measure is presented to provide stockholders additional information to facilitate the comparison of our past and present operations. We believe non-GAAP financial measures provide useful information to investors because they are used to evaluate our performance on a comparable year-over-year basis. Non-GAAP financial measures are not in accordance with, or an alternative for, measures calculated in accordance with U.S. generally accepted accounting principles (GAAP) and may be different from non-GAAP financial measures used by other companies. In addition, non-GAAP financial measures are not based on any comprehensive or standard set of accounting rules or principles. Accordingly, the calculation of our non-GAAP financial measures may differ from the definitions of other companies using the same or similar names limiting, to some extent, the usefulness of such measures for comparison purposes. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our financial results as determined in accordance with GAAP. These measures should only be used to evaluate our financial results in conjunction with the corresponding GAAP measures. Accordingly, we qualify our use of non-GAAP financial information in a statement when non-GAAP financial information is presented.

ADJUSTED EBITDA

The following table presents EBITDA and Adjusted EBITDA for the years ended December 31, 2022 and 2021. Adjusted EBITDA is a non-GAAP financial measure we use as a supplemental measure in evaluating operating performance. We define Adjusted EBITDA as consolidated net income before (i) income tax expense, (ii) interest in cost of home sales revenues, (iii) other interest expense or income, (iv) depreciation and amortization expense, (v) loss on debt extinguishment, and (vi) inventory impairment and other. We believe Adjusted EBITDA provides an indicator of general economic performance that is not affected by fluctuations in interest rates or effective tax rates, levels of depreciation or amortization, and items considered to be non-recurring. Accordingly, our management believes that this measurement is useful for comparing general operating performance from period to period. Adjusted EBITDA should be considered in addition to, and not as a substitute for, consolidated net income in accordance with GAAP as a measure of performance. Our presentation of Adjusted EBITDA should not be construed as an indication that our future results will be unaffected by unusual or non-recurring items. Our Adjusted EBITDA is limited as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP.

(dollars in thousands)

	Year ended December 31,
	2022	2021
Net income	$525,126	$498,504
Income tax expense	151,774	142,618
Interest in cost of home sales revenues	54,669	66,846
Interest expense (income)	(36)	(661)
Depreciation and amortization expense	11,223	10,912
EBITDA	742,756	718,219
Loss on debt extinguishment	—	14,458
Inventory impairment and other	10,149	41
Adjusted EBITDA	$752,905	$732,718

Century Communities, Inc. – 2023 Proxy Statement	98

APPENDIX B – PROPOSED AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO ELIMINATE OR LIMIT THE PERSONAL LIABILITY OF OFFICERS

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

CENTURY COMMUNITIES, INC.

Pursuant to Section 242 of the

General Corporation Law of

the State of Delaware

Century Communities, Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1.           The certificate of incorporation of the Corporation is hereby amended by adding the following Article THIRTEENTH immediately following the text of current Article TWELFTH of the certificate of incorporation of the Corporation:

“THIRTEENTH. An officer of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of an officer of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.”

2.           The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Certificate of Incorporation to be executed this __ day of _________, 2023, in its name and on its behalf by its Chief Financial Officer and Corporate Secretary, pursuant to Section 103 of the General Corporation Law of the State of Delaware.

CENTURY COMMUNITIES, INC.

By:
Name:
Title:

CENTURY COMMUNITIES
CENTURY COMMUNITIES, INC.
8390 E CRESCENT PKWY STE 650
GREENWOOD VILLAGE, CO 80111

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 2, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 2, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1a. Dale Francescon	☐	☐	☐
1b. Robert J. Francescon	☐	☐	☐
1c. Patricia L. Arvielo	☐	☐	☐
1d. John P. Box	☐	☐	☐
1e. Keith R. Guericke	☐	☐	☐
1f. James M. Lippman	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000591343_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, 2022 Annual Report are available at www.proxyvote.com

CENTURY COMMUNITIES, INC.
Annual Meeting of Stockholders
May 3, 2023 1:00 PM, Local Time
This proxy is solicited by the Board of Directors

The stockholders hereby appoint Dale Francescon and David L. Messenger, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CENTURY COMMUNITIES, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held on Wednesday, May 3, 2023, at 1:00 p.m. local time at the Hyatt Regency Denver Tech Center located at 7800 East Tufts Avenue, Denver, CO 80237, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000591545_2 R1.0.0.5

Continued and to be signed on reverse side